UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

F5 Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 9, 2017

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

The annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year 2016 will be held on March 9, 2017 at 11:00 a.m. Pacific Time at F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to elect nine (9) directors nominated by the Board of Directors of the Company to hold office until the annual meeting of shareholders for fiscal year 2017;

2. to approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated (the “2014 Plan”) to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,100,000 shares;

3. to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017;

4. to conduct an advisory vote to approve the compensation of our named executive officers;

5. to conduct an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and

6. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on January 6, 2017 are entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

SCOT F. ROGERS

Secretary

Seattle, Washington

January 27, 2017

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting and are a registered shareholder, or have obtained a “Legal Proxy” from your broker, you will be able to vote in person, even if you have previously submitted your proxy. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).

Important Notice Regarding the Availability of Proxy Materials for

the Company’s Annual Meeting of Shareholders on March 9, 2017.

The F5 Networks, Inc. Proxy Statement and 2016 Annual Report to Shareholders are available online at

www.proxyvote.com and www.f5.com/about-us/investor-relations.

Please do not return the enclosed paper ballot if you are

voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

www.proxyvote.com	1-800-690-6903 via touch tone

24 hours a day/7 days a week	24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 8, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated since a majority of the shares of Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

Please note that brokers may not vote your shares on the election of directors, approval of the 2014 Plan or on either of the advisory votes regarding compensation in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

F5 NETWORKS, INC.

401 Elliott Avenue West

Seattle, Washington 98119

PROXY STATEMENT

FISCAL YEAR 2016 ANNUAL MEETING OF SHAREHOLDERS

F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the annual meeting of shareholders to be held on March 9, 2017, at 11:00 a.m., Pacific Time, at the Company offices located at 351 Elliott Ave. West, Seattle, Washington 98119 and at any adjournments thereof (the “Annual Meeting”). As used herein, “we,” “us,” “our,” “F5” or the “Company” refers to F5 Networks, Inc., a Washington corporation. These materials are being mailed to shareholders on or about January 27, 2017. The Company’s principal executive offices are located at 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Time and Date — March 9, 2017 at 11:00 a.m. PT

Place — F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119

Record Date — Shareholders as of January 6, 2017 are entitled to vote

Meeting Agenda

•	Election of nine (9) directors listed in this Proxy Statement and on the proxy card

•	To approve the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,100,000 shares

•	Ratification of PricewaterhouseCoopers LLP (“PWC”) as our independent auditor for fiscal year 2017

•	Advisory vote on executive compensation

•	Advisory vote on the frequency of the advisory vote on compensation of our named executive officers

•	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Proposal	Board Vote Recommendation	Page References for More Detail
Proposal 1. To elect nine (9) directors nominated by the Board to hold office until the annual meeting of shareholders for fiscal year 2017	FOR (each nominee)	pp. 52
Proposal 2. To approve of the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,100,000 shares	FOR	pp. 53
Proposal 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017	FOR	pp. 60
Proposal 4. To conduct an advisory vote to approve the compensation of our named executive officers	FOR	pp. 61
Proposal 5. To conduct an advisory on the frequency of the advisory vote on compensation of our named executive officers	FOR 1 YEAR	pp. 63

Board & Governance Highlights

Independent Board Chair	Majority Voting for All Directors

8 of 9 Board Members (including nominees) are Independent	Annual Board Self-Assessment Process

Declassified Board — all Directors elected annually beginning at the annual meeting for fiscal year 2015	Independent Directors Meet Without Management Present

Share Ownership Guidelines for Executives & Directors	Prohibition on Hedging, Pledging and Short Sale of Company Stock

Performance Highlights

•	Record annual revenue $2.0 billion, up 4% over FY15.

•	Record cash flows from operations of $712 million.

•	Record GAAP net income of $366 million.

Awards and Company Recognition

•	F5 was named America’s Most JUST Company in the Technology Hardware & Equipment industry sector in 2016 by Forbes in a survey celebrating companies whose company values include transparency, worker pay and benefits, supply chain impact, Community Wellbeing, Leadership, Ethics, Environmental Impact and others.

•	Puget Sound Business Journal Leadership in Innovation & Technology: Innovation All-Star Award for Public Companies.

•	Corporate Champions Board Diversity: F5 was honored at the Women’s Forum of New York for having over 20% of our board held by women.

•	Women of the Channel: F5 had four of its female channel leaders recognized in the honors program from CRN Magazine / The Channel Company celebrating women whose channel expertise and vision are deserving of recognition.

•	20/20 Diversity Awards: F5 was recognized in this national campaign to increase the percentage of women on U.S. company boards to 20% or greater by the year 2020 as already having met that mark.

•	2016 Employees Choice Awards: F5 has been named a “Best Place to Work” in the U.S., based on the Glassdoor 2016 Employees’ Choice Awards.

Director Nominees

The following table provides summary information about each director nominee. Each director is a continuing director and all directors are elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation	Independent	Other Public Boards	Audit	Compensation	Nominating & Governance

A. Gary Ames	72	7/2004	Retired President and Chief Executive Officer, MediaOne International				M	C

Sandra E. Bergeron	58	1/2013	Board Member, Sophos PLC		X		C	M

Deborah L. Bevier	65	7/2006	Principal, DL Bevier Consulting LLC			M	M

Jonathan C. Chadwick	50	8/2011	Board Member, Cognizant and Board Member, ServiceNow. Former Executive Vice President and Chief Financial Officer/Chief Operating Officer, VMware		X	C, F

Michael L. Dreyer	53	10/2012	Chief Operations Officer, Silicon Valley Bank		X	M	M

Alan J. Higginson	69	5/1996	Chairman of the Board, F5 Networks, Inc.; Former Chairman, Hubspan, Inc.				M	M

Peter S. Klein	54	3/2015	Board Member, Apptio Inc. Retired Chief Financial Officer, Microsoft		X	M, F

John McAdam	65	7/2000	President and Chief Executive Officer, F5 Networks, Inc.		X

Stephen M. Smith	60	1/2013	Chief Executive Officer and President, Equinix, Inc.		X		M	M

C = Chair

M = Member

F = Financial Expert

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving these materials?

You are receiving these materials because you are a shareholder of the Company as of the close of business on January 6, 2017 (the “Record Date”) and are entitled to receive notice of the Annual Meeting and to vote on matters that will be presented at the meeting. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of A. Gary Ames, Sandra E. Bergeron, Deborah L Bevier, Jonathan C. Chadwick, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, John McAdam and Stephen M. Smith as directors to hold office until the annual meeting of shareholders for fiscal year 2017;

•	FOR the proposal to approve the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,100,000 shares;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the holding of future advisory votes on executive compensation annually.

Will there be any other items of business on the agenda?

The Company is not aware, as of the date of this Proxy Statement, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Only holders of our common stock, no par value (the “Common Stock”), at the close of business on the Record Date may vote at the Annual Meeting. We refer to the holders of Common Stock as “shareholders” throughout this proxy statement. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date.

What constitutes a quorum, and why is a quorum required?

We need a quorum of shares of Common Stock eligible to vote to conduct business at our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date are represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 64,787,534 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, meaning that 32,393,768 shares of Common Stock must be represented in person or by proxy to have a quorum. Abstentions and broker non-votes (as described below) will also count towards the quorum requirement. Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet, or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Shareholder of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer, our transfer agent.

•	Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other nominee. If you do not provide your broker or nominee with instructions on how to vote your shares or a legal proxy, your broker or nominee will be able to vote your shares with respect to some, but not all, of the proposals. Please see “What will happen if I do not vote my shares?” and “What if I do submit my proxy but do not specify how my shares are to be voted?” for additional information.

How do I vote?

Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your shares:

•	Voting by Mail. You may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than March 8, 2017 to be voted at the Annual Meeting. If you vote by telephone or on the Internet, please do not return your proxy card unless you wish to change your vote.

•	Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card.

•	Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Voting in person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners. You may vote by the method explained on the proxy card or the information you receive from the broker, nominee or other record holder. If a beneficial shareholder would like to attend the shareholders’ meeting and cast a vote in person, they may do so by requesting a legal proxy from their bank or broker. Instructions for obtaining the legal proxy are on the Vote Instruction Form or Notice of Internet Availability.

Can I revoke or change my vote after I submit my proxy?

Yes. You may revoke or change your vote after submitting your proxy by one of the following procedures:

•	Delivering a proxy revocation or another proxy bearing a later date to the Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before or at the Annual Meeting;

•	If you have voted by internet or telephone and still have your control number, you may change your vote via internet or telephone up until 11:59 p.m. Eastern Time the day before the Annual Meeting;

•	Shareholders of Record by attending the Annual Meeting and voting in person;

•	Beneficial Owners by obtaining a “legal proxy” from your broker or other nominee, attending the Annual Meeting and voting in person.

Please note that attendance alone at the Annual Meeting will not revoke a proxy; you must actually vote in person at the meeting.

What will happen if I do not vote my shares?

•	Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by mail, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

•	Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee does not have discretion to vote your shares on non-routine matters, which include Proposals 1, 2, 4 and 5. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 3.

What if I do submit my proxy but do not specify how my shares are to be voted?

If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of A. Gary Ames, Sandra E. Bergeron, Deborah L Bevier, Jonathan C. Chadwick, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, John McAdam and Stephen M. Smith as directors to hold office until the annual meeting of shareholders for fiscal year 2017;

•	FOR the proposal to approve the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,100,000 shares;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the holding of future advisory votes on executive compensation annually.

What is the effect of an abstention or a “broker non-vote”?

Brokers or other nominees who hold shares of Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. If you abstain from voting on a proposal, or if a broker or nominee indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

What is the vote required for each proposal?

Proposal	Vote Required*	Broker Discretionary Voting Allowed
Proposal 1 — Election of nine (9) directors to hold office until the annual meeting of shareholders for fiscal year 2017 and until his or her successor is elected and qualified	Majority of Votes Cast	No
Proposal 2 — To approve the 2014 Plan as amended and restated to increase the number of shares of Common Stock issuable under the 2014 Plan by an additional 1,100,000 shares	Majority of Votes Cast	No
Proposal 3 — Advisory vote to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017	Majority of Votes Cast	Yes
Proposal 4 — Advisory vote to approve executive compensation	Majority of Votes Cast	No
Proposal 5 — Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes Cast	No

*	Under Washington law and the Company’s Third Amended and Restated Articles of Incorporation (the “Articles”) and Fifth Amended and Restated Bylaws (the “Bylaws”), if a quorum exists at the meeting, a nominee for director in an uncontested election will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. If a director nominee who is an incumbent does not receive the requisite votes, that director’s term will end on the earliest of (i) the date on which the Board appoints an individual to fill the office held by that director; (ii) 90 days after the date on which an inspector determines the voting results as to that director; or (iii) the date of the director’s resignation. With respect to Proposals 2, 3 and 4, a majority of votes cast means that the number of votes cast “FOR” the matter exceeds the number of votes cast “AGAINST” the respective matter.

With respect to Proposal 1, you may vote FOR the nominee, AGAINST the nominee, or you may vote ABSTAIN as to the nominee. The nominee will be elected if he receives more FOR votes than AGAINST votes. Proxies may not be voted for more than nine (9) directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN as to each proposal.

With respect to Proposal 5, you may vote for the frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the proposal.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is making this proxy solicitation and paying for the costs of this proxy solicitation?

The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Advantage Proxy to assist with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Advantage Proxy customary fees, which are expected to be $5,750 plus expenses. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

How can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance — Governance Documents —View All SEC Filings” section.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees (collectively, the “Standing Committees”). Each of the Standing Committees has a charter, copies of which are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Audit Committee. As described more fully in the Audit Committee charter, the functions of the Audit Committee include selecting, evaluating and, if necessary, replacing the Company’s independent registered public accounting firm; reviewing and approving the planned scope, proposed fee arrangements and results of the annual audit; approving any proposed non-audit services to be provided by the independent registered public accounting firm; overseeing the adequacy of accounting and financial controls; reviewing the independence of the independent registered public accounting firm; and overseeing the Company’s financial reporting process on behalf of the Board of Directors. The current Audit Committee members are Messrs. Chadwick (chairman), Dreyer and Klein and Ms. Bevier. Ms. Bergeron also served on the Audit Committee in fiscal year 2016. The Board of Directors has determined that Messrs. Chadwick and Klein are “audit committee financial experts” as defined in Item 407 of Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year 2016 was, an independent director as defined by the Nasdaq Listing Rules (as independence is currently defined in Rule 5605(a)(2)).

Compensation Committee. The Compensation Committee conducts an annual review to determine whether the Company’s executive compensation program is meeting the goals and objectives set by the Board of Directors. The Compensation Committee recommends for approval by the Board of Directors the compensation for the Chief Executive Officer and directors, including salaries, incentive compensation levels and stock awards, and reviews and approves compensation proposals made by the Chief Executive Officer for the other executive officers. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to Company officers to perform certain of its duties on its behalf. The Compensation Committee members are Ms. Bergeron (chair) and Ms. Bevier and Messrs. Ames, Dreyer, Higginson and Smith. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal year 2016 was, an independent director as defined by the Nasdaq Listing Rules. In fiscal year 2016, the Compensation Committee retained an outside independent compensation consultant, Towers Watson, to advise the Compensation Committee on executive compensation issues. Towers Watson provided the Compensation Committee peer and survey group cash and equity compensation data, including 50th and 75th percentile base salary, total cash, long-term incentive and total direct compensation data. For additional information about the Compensation Committee and the information provided by Towers Watson to the Compensation Committee, see the description of the Compensation Committee’s activities in the “Executive Compensation — Compensation Discussion and Analysis” section. The Compensation Committee has determined that the work of Towers Watson has not raised any conflict of interest as defined in Item 407 of Regulation S-K.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are to identify new potential Board members, recommend Board nominees, evaluate the Board’s performance, and provide oversight of corporate governance and ethical conduct. The Nominating Committee members are Messrs. Ames (chairman), Higginson and Smith, and Ms. Bergeron. Each current member of the Nominating Committee is, and each member of this committee during fiscal year 2016 was, an independent director as defined by the Nasdaq Listing Rules.

Board Leadership

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. Mr. McAdam, the President and Chief Executive Officer, is responsible for setting the strategic direction of the

Company and for the day-to-day leadership and performance of the Company. Mr. Higginson, the Chairman of the Board, sets the agenda for and presides at Board meetings, and coordinates the Board’s communications with Mr. McAdam and the Company’s senior management team. The Board believes this current structure balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by Mr. Higginson’s perspective as an independent member of the Board.

Risk Oversight

Assessing and managing risk is the responsibility of the Company’s senior management team. The Board of Directors oversees certain aspects of the Company’s risk management efforts, and reviews and consults at each of the regular quarterly Board meetings with the Company’s senior management team and the Company’s Vice President of Internal Audit on strategic and operational opportunities, challenges and risks faced by the Company. In fiscal year 2010, the Company implemented an enterprise risk management program. The Company retained Ernst & Young to assist the Company in performing an enterprise risk assessment to identify key strategic, operating, legal and compliance, and financial risks, evaluate the significance of those risks, formulate a risk profile which identified relevant risk levels and management control efforts, and develop action plans to address these key risks. The Company’s senior management team regularly reviews and evaluates these key risks and the effectiveness of the Company’s risk management programs, and reported back to the Audit Committee and the full Board of Directors on a regular basis during fiscal year 2016. In addition, the Audit Committee oversees the Company’s financial risk exposures, financial reporting, and internal controls. The Compensation Committee oversees the Company’s executive compensation programs, monitors the administration of the Company’s various equity compensation plans, and conducts compensation-related risk assessments. The Nominating Committee oversees risk related to the Company’s overall corporate governance profile and ratings; board and committee composition and structure; and director independence. Each Committee presents regular reports to the full Board of Directors. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

The following directors served as members of the Compensation Committee during some or all of fiscal year 2016: Mses. Bergeron (chair) and Bevier and Messrs. Ames, Dreyer, Higginson, and Smith. None of these persons has at any time been an officer or employee of the Company. During fiscal year 2016, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that has had one or more executive officers that served as a member of the Company’s Board of Directors or Compensation Committee.

Related Person Transactions Policy and Procedures

As set forth in the written charter of the Audit Committee of the Board of Directors, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer or any immediate family member might have an interest. Each director and executive officer is directed to notify the Company’s Executive Vice President and General Counsel of any such transaction that arises during the year, and the Company’s Chief Financial Officer reports to the Audit Committee on a quarterly basis regarding any potential related person transaction. In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. A copy of the Company’s “Policy and Procedures for Approving Related-Person Transactions” is available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Certain Relationships and Related Person Transactions

The Company’s Articles limit the liability of the Company’s directors for monetary damages arising from their conduct as directors, except to the extent otherwise required by the Articles of Incorporation and the Washington Business Corporation Act. The Articles also provide that the Company may indemnify its directors and officers to the fullest extent permitted by Washington law, including in circumstances in which indemnification is otherwise discretionary under Washington law. The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Meetings of the Board of Directors and Standing Committees; Attendance at Annual Meeting

The Company’s Board of Directors met or acted by unanimous written consent 15 times during fiscal year 2016. The Audit Committee met 10 times and the Compensation Committee met or acted by unanimous written consent 15 times. During fiscal year 2016, the Nominating and Corporate Governance Committee met 8 times. The outside directors met 7 times during fiscal 2016, with no members of management present. Each member of the Board of Directors attended 75% or more of the Board of Directors meetings during fiscal year 2016. Each member of the Board of Directors who served on one or more of the Standing Committees attended at least 75% of the total number of meetings of the Standing Committees on which the director served during fiscal year 2016. All directors are also expected to be present at the Company’s annual meetings of shareholders. All directors attended the Company’s annual meeting of shareholders for fiscal year 2015 except Mrs. Bevier.

BOARD OF DIRECTORS

The Board of Directors of the Company currently consists of nine (9) directors. The Board of Directors has nominated the following nine (9) directors for election to the Board of Directors at the Annual Meeting:

Name	Director Since
A. Gary Ames	7/2004
Sandra E. Bergeron	1/2013
Deborah L. Bevier	7/2006
Jonathan C. Chadwick	8/2011
Michael L. Dreyer	10/2012
Alan J. Higginson	5/1996
Peter S. Klein	3/2015
John McAdam	7/2000
Stephen M. Smith	1/2013

All directors or their respective successors will stand for election on an annual basis. The nominees have consented to serve as directors of the Company if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate.

Director Independence

The Nasdaq Listing Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Listing Rule 5605(a)(2) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” After a review of any relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that the following directors and nominees are independent: A. Gary Ames, Sandra E. Bergeron, Deborah L. Bevier, Jonathan C. Chadwick, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein and Stephen M. Smith. John McAdam is not considered independent because he is the Company’s President and Chief Executive Officer.

Stock Ownership Guidelines for Directors

In October 2010, the Board of Directors adopted stock ownership guidelines for the Company’s directors and executive officers. Directors are required to own shares of Common Stock equal in value to five times the directors’ annual cash retainer. Directors are required to achieve this ownership level within three years of joining the Board or, in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of these guidelines. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises, shares obtained through grants of Restricted Stock Units, and shares beneficially owned in a trust, by a spouse and/or minor children. Shares owned by directors are valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Director Nominees

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

John McAdam, age 65, has served as our President, Chief Executive Officer and a director since July 2000 (with the exception of the period of July 1, 2015 to December 13, 2015 when he served as our non-executive

Board Chairman.) Prior to joining us, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to International Business Machines Corporation in September 1999. Mr. McAdam serves as a director of Tableau Software, a publicly-held company that provides business intelligence software, Apptio, a publicly-held company that provides technology business management and Nutanix, a publicly-held provider of converged infrastructure solutions. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.

Mr. McAdam has led the Company for over 15 years. Since his appointment as President and Chief Executive Officer, the Company’s annual revenues have grown from $108.6 million in fiscal year 2000 to $2 billion in fiscal year 2016. He has been the driving force behind the strategies and execution which have resulted in the Company’s history of strong operating results and significant growth in shareholder value. Mr. McAdam brings to the Board of Directors a comprehensive knowledge of and valuable insight into the Company’s technology, strategy, competitive opportunities, operations, financial position, and relationships within the industry analyst and investment communities. He is the sole member of management on the Board of Directors and serves a critical role in the communication between the Board of Directors and the Company’s senior management team.

Alan J. Higginson, age 69, has served as Board of Directors chair since April 2004 (with the exception of the period of July 1, 2015 to December 13, 2015 when he served as our Lead Independent Director), and as one of our directors since May 1996. Mr. Higginson served as Chairman of Hubspan, Inc., an e-business infrastructure provider, from September 2009 to March 2012. He served as President and Chief Executive Officer of Hubspan from August 2001 to September 2007. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. Mr. Higginson also serves as a director of Pivot3, Inc., a privately-held company that develops and markets shared storage and virtual server appliances. Mr. Higginson also served as a director of adeptCloud Inc., a privately-held company that provides cloud-based collaboration services and Clarity Health Services, a privately-held company that provides web-based health care coordination services. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from Santa Clara University.

Mr. Higginson has over 30 years of experience as a senior executive in a wide range of both public and private software and other technology companies. His experience includes leading worldwide sales organizations and the management of international joint ventures and distribution channels. He has also been active in a number of software and technology industry associations, and as an advisor to early-stage technology companies. Mr. Higginson joined our Board of Directors shortly after the Company was founded. His deep understanding of the Company’s historical and current business strategies, objectives and technologies provides an important and insightful perspective for our Board of Directors.

A. Gary Ames, age 72, has served as one of our directors since July 2004. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from July 1995 until his retirement in June of 2000. From January 1990 to July 1995, he served as President and Chief Executive Officer of US West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of MMGL Corporation (formally known as Schnitzer Investment Corp.), a privately-held investment firm with interests in commercial, industrial and multi-family properties, real estate development projects, ocean shipping, and other industries. Mr. Ames served as a director of Tektronix, Inc., a publicly-traded supplier of test, measurement, and monitoring products, from 1993 to 2008; SuperValu, Inc., a publicly-traded food and drug retailer, from 2006 to 2010 and iPass, Inc., a publicly-traded enterprise mobility company, from 2002 to 2010. Mr. Ames holds a B.A. in Finance from Portland State University.

Mr. Ames has extensive experience as a senior executive and chief executive officer in the telecommunications industry in the United States, South America, Europe and Asia. He provides to the Board of

Directors valuable insight into large telecommunications enterprises, which are an important customer base for the Company. For over twenty years, Mr. Ames has served on a number of other boards, as chairman of compensation and governance committees, and as a member of public company audit committees. Mr. Ames brings to the Board of Directors expertise and insight as a former chief executive officer, broad experience as director at a wide range of companies and international business experience. His experience as a chief executive officer and member of public company audit committees qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Deborah L. Bevier, age 65, has served as one of our directors since July 2006. Ms. Bevier has been the principal of D.L. Bevier Consulting LLC, an organizational and management consulting firm, since 2004. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group and its predecessor companies, an independent financial advisory services firm. From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp, including chairman and Chief Executive Officer of Key Bank of Washington. Ms. Bevier served on the board of directors of Outerwall, Inc. (formerly Coinstar, Inc.), a publicly-traded multi-national provider of services to retailers from 2002 to 2014. She served on the board of directors of Fisher Communications, Inc., a publicly-traded media and communications company, from 2003 to 2010, and Puget Sound Bank, a commercial bank, from 2006 to 2008. Ms. Bevier holds a B.S. in Economics from SUNY New Paltz and a graduate degree from Stonier Graduate School of Banking at Rutgers University.

Ms. Bevier has over 37 years of experience with both public and private companies in a wide range of areas including finance, banking, management, and organizational operations. Ms. Bevier’s experience as a director of public companies in the consumer services, communications, and media industries enables her to bring a valuable perspective to our Board of Directors. In addition to Ms. Bevier’s broad background, her extensive strategic, corporate governance, and compensation expertise makes her well qualified to serve on our Board of Directors.

Jonathan C. Chadwick, age 50, has served as one of our directors since August 2011. Mr. Chadwick is currently on the boards of Cognizant Corporation and ServiceNow, and he is an advisor to a number of private and public companies. Between November 2012 and April 2016, Mr. Chadwick was Executive Vice President and Chief Financial Officer/Chief Operating Officer at VMware. Prior to joining VMware, Mr. Chadwick served as the Chief Financial Officer of Skype and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. Mr. Chadwick joined Skype from McAfee where he was Executive Vice President and Chief Financial Officer from June 2010 until February 2011. From 1997 to 2010, he held various finance roles at Cisco Systems, including Senior Vice President, Chief Financial Officer — Global Customer Markets, Senior Vice President, Corporate Controller and Principal Accounting Officer, and Vice President, Corporate Finance & Planning. He also worked for Coopers & Lybrand in various roles in the US and UK. Mr. Chadwick is a Chartered Accountant in England and holds an honors degree in electrical and electronic engineering from the University of Bath, UK.

Mr. Chadwick has extensive experience as a finance executive in the computer networking and security software industries. In addition, his background in high growth enterprises and significant corporate transactions brings an important and valuable perspective to our Board of Directors. As a chief financial officer of a major multi-national enterprise, his expertise in accounting and financial controls qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Michael L. Dreyer, age 53, has served as one of our directors since October 2012. Mr. Dreyer is currently the Chief Operating Officer for Silicon Valley Bank, a high-tech commercial bank, and prior to that Mr. Dreyer served as Chief Operation Officer at Monitise, a technology leader in mobile banking. Prior to joining Monitise, he was the Chief Information Officer at Visa Inc. from July, 2005 to March, 2014 where he was responsible for the company’s systems and technology platforms. Before joining Visa Inc., he was Chief Information Officer of Inovant, where he oversaw the development and management of Visa’s global systems technology. Previously,

Mr. Dreyer held executive positions at VISA USA as Senior Vice President of processing and emerging products, and Senior Vice President of commercial solutions. He has also held senior positions at American Express, Prime Financial, Inc., Federal Deposit Insurance Corporation, Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer serves as a director of Finisar Corporation, a publicly-held company that supplies optical solutions for the communications industry. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University.

Mr. Dreyer has extensive experience as an information technology executive. He brings to our Board of Directors valuable insights regarding data center operations and the role of our technology in the data center, as well as an understanding of data traffic management technologies, data security, and other networking technology trends. Mr. Dreyer’s information technology and data management expertise combined with his background as a senior executive in the financial industry make him well qualified to serve on our Board of Directors.

Stephen M. Smith, age 60, has served as one of our directors since January 2013. Mr. Smith is currently Chief Executive Officer and President, and a member of the board of directors of Equinix, Inc., a provider of global data center services. Prior to joining Equinix in April 2007, Mr. Smith served as Senior Vice President at HP Services, a business segment of Hewlett-Packard Co., from January 2005 to October 2006. Prior to joining Hewlett-Packard Co., Mr. Smith served as Vice President of Global Professional and Managed Services at Lucent Technologies Inc., a communications solutions provider. Mr. Smith also held various management and sales positions during his 17 years with Electronic Data Systems Corporation (“EDS”), a business and technology solutions company, including Chief Sales Officer, President of EDS Asia-Pacific, and President of EDS Western Region. Mr. Smith serves as a director of NetApp, a publicly-held company that provides software, systems and services to manage data. Mr. Smith served on the board of directors of Volterra Semiconductor Corporation, a publicly-traded company from January 2012 to October 2013. He previously served as a director of the public company 3PAR Inc. and as a director of the privately-held company Actian during the past five years. Mr. Smith graduated from the U.S. Military Academy at West Point and holds a B.S. in Engineering.

The combination of Mr. Smith’s experience as chief executive officer and director of a public company, and his executive leadership and management experience at technology services and critical infrastructure companies make him well-qualified to serve on our Board of Directors. He brings to our Board of Directors a deep understanding of competitive technologies and of the role and value of our technology in data centers.

Sandra E. Bergeron, age 58, has served as one of our directors since January 2013. From 2004 until 2012, Ms. Bergeron was a venture partner at Trident Capital, Inc., a venture capital firm. Ms. Bergeron currently serves on the board of directors of Qualys, Inc., a publicly-traded provider of cloud security and compliance solutions and Sophos, Inc., a London Stock Exchange publicly-traded provider of IT security and data protection products. Previously, she served as chairman of TraceSecurity, a privately-held provider of cloud-based security solutions and IT governance, risk and compliance management solutions and as a director of TriCipher, a privately-held secure access management company acquired by VMware in August 2010. She also served on the board of ArcSight, Inc., a publicly-traded security and compliance management company acquired by Hewlett-Packard Company in September 2010. Ms. Bergeron holds a B.A. in Business Administration from Georgia State University and a M.B.A. from Xavier University.

Ms. Bergeron has extensive experience in network and data security and related public policy issues. She has a national reputation as an expert on computer security matters. In addition, she has extensive experience as a director of public and private technology companies, and as an executive managing product development and sales teams in the computer and internet security industries.

Peter S. Klein, age 54, has served as one of our directors since March 2015. Mr. Klein has almost 25 years of experience as a senior finance executive. He served as Chief Financial Officer of WME, a global leader in sports and entertainment marketing, from January 2014 until June 2014. Prior to that, he served as Chief

Financial Officer of Microsoft Corporation from November 2009 until May 2013. Mr. Klein spent over 11 years at Microsoft, including roles as Chief Financial Officer of the Server and Tools and Microsoft Business Divisions. From 1990 until 2002 Mr. Klein held senior finance roles with McCaw Cellular Communications, Orca Bay Capital, Asta Networks and Homegrocer.com. Mr. Klein holds a B.A. from Yale University and an M.B.A from the University of Washington. He currently serves on the board of directors of Apptio Inc., a publicly-traded software company.

Mr. Klein’s extensive experience as a finance executive in a variety of technology companies, including experience as the Chief Financial Officer of the world’s largest software company, and experience managing the finance function for significant enterprises with diverse operating models brings an important and valuable perspective to our Board of Directors.

There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary or other affiliate of the Company.

Director Nomination

Criteria for Nomination to the Board of Directors. The Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq Listing Rules, that members of the Company’s Audit Committee meet the financial literacy requirements under the Nasdaq Listing Rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

In evaluating director candidates, regardless of the source of the nomination, the Nominating Committee will consider, in accordance with its Charter, the composition of the Board as a whole, the requisite characteristics (including independence, diversity, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director, but does not have a separate policy directed toward diversity.

Shareholder Proposals for Nominees. The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholders(s) making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholders(s); (c) appropriate biographical information and a statement as to the qualification of the nominee and (d) any information required by the Bylaws of the Company. Such nominations should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year 2017” below.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to fill vacancies on the Board of Directors is initiated by conducting an assessment of critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board Committee. A third-party search firm may be used by the Nominating Committee to identify qualified candidates. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Serious candidates meet with all members of the Board and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the Nominating Committee, the full Board determines whether to appoint a candidate to the Board.

The Nominating Committee will evaluate the skills and experience of existing Board members against the Company’s critical needs in making recommendations for nomination by the full Board of candidates for election by the shareholders. The nominees to the Board of Directors described in this Proxy Statement were approved unanimously by the Company’s directors. Mr. Klein was recommended by a third-party search firm retained by the Nominating Committee at the Company’s expense in fiscal year 2015. The third-party search firm was provided guidance as to the particular skills, experience and other characteristics the Nominating Committee was seeking in potential candidates. The third-party search firm identified a number of potential candidates, including Mr. Klein, and prepared background materials on these candidates, which were provided to the members of the Nominating Committee for their review. The third-party search firm interviewed those candidates the Nominating Committee determined merited further consideration, and assisted in arranging interviews of selected candidates with members of the Nominating Committee, other members of the Board of Directors, and certain of the Company’s executive officers. The third-party search firm also completed reference checks on the candidates.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.

Communications with Directors

Shareholders who wish to communicate with our directors may do so by contacting them c/o Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. As set forth in the Company’s Corporate Governance Guidelines, a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com, these communications will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors as appropriate.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics for Senior Financial Officers that applies to certain of our senior officers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics for Senior Financial Officers is posted under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Corporate Secretary. We also have a separate Code of Business Conduct and Ethics that applies to all of the Company’s employees, which may also be found under the “About F5 — Investor Relations — Corporate Governance” section of our website.

Compensation Risk Assessment

The Compensation Committee and Company management have reviewed the Company’s compensation plans and programs and have concluded that none of these plans or programs is reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Compensation Committee reviewed the key elements of each of the Company’s compensation programs and the means by which any potential risks are mitigated, including through various elements in the Company’s enterprise risk management program. In addition, in fiscal year 2016, the Company engaged Radford to conduct a thorough review of its employee compensation programs to evaluate compensation components, design and to benchmark against the industry. The Company’s compensation programs include a mix of base salary, cash incentive compensation, and long-term equity compensation. The incentive compensation and performance-based annual equity awards programs for the executive officers include both revenue and EBITDA targets intended to ensure that the executive officers appropriately manage operating risks, avoid excessive risk-taking, and maintain the Company’s gross margin and operating margin targets while growing its revenue base.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2016.

Members of the Compensation Committee:

Sandra Bergeron, Chair

A. Gary Ames

Deborah L. Bevier

Michael L. Dreyer

Alan J. Higginson

Stephen M. Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about the fiscal year 2016 compensation program for our fiscal year 2016 named executive officers (sometimes referred to herein as NEOs) who are as follows:

John McAdam, President and Chief Executive Officer (Mr. McAdam served as our President and CEO (and principal executive officer) from October 1, 2014 to July 1, 2015, when he retired as President and CEO and assumed the role of Chairman of the Board of Directors. Following Mr. Rivelo’s resignation in December of 2015, Mr. McAdam again began serving as President and CEO and a director but resigned as Chairman of the Board of Directors.)

Manuel Rivelo, Former President and Chief Executive Officer (Mr. Rivelo was appointed President and Chief Executive Officer on July 1, 2015 and resigned from the position on December 13, 2015)

Andrew Reinland, Executive Vice President and Chief Financial Officer (and our principal financial officer)

John DiLullo, Executive Vice President of Worldwide Sales

Edward J. Eames, Executive Vice President of Business Operations (Mr. Eames was promoted to the title of Executive Vice President and Chief Operations Officer on October 23, 2015.)

Benjamin Gibson, Executive Vice President of Marketing

Karl Triebes, Former Executive Vice President of Product Development and Chief Technical Officer (Mr. Triebes resigned from his position of Executive Vice President and Chief Technical Officer on August 30, 2016.)

Chief Executive Officer Transition

Mr. McAdam’s CEO Compensation for Fiscal Year 2016

In conjunction with Mr. McAdam’s re-appointment to the role of President and CEO on December 13, 2015, the Compensation Committee initiated an evaluation of an appropriate compensation arrangement for Mr. McAdam as CEO for recommendation to the Board of Directors. In determining its recommendation, the Committee considered factors including:

•	Market data compiled by its independent consultant, Towers Watson, on compensation paid to other CEOs on both an interim and permanent basis;

•	Mr. McAdam’s prior compensation with the Company as President and CEO;

•	The value of long term incentive awards forfeited by Mr. McAdam upon his retirement in fiscal year 2015;

•	The value and stability Mr. McAdam brings to the role given his understanding of the Company and its business from his long-tenured role as President and CEO; and

•	The modest percentage increases in base salary for the other named executive officers in fiscal year 2016.

After evaluating these factors, the Committee recommended a compensation package for Mr. McAdam to the full Board for approval, which consists of the following components for fiscal year 2016:

•	An annual base salary rate of $910,000, which represents an approximate increase of 4% over his fiscal year 2015 annual base salary rate;

•	A performance bonus consisting of 130% of his base salary, which is the same as his fiscal year 2015 bonus percentage; and

•	An award of RSUs with such award to be for the number of shares of Company Common Stock determined by dividing $3,750,000 by the fair market value of a share of the Common Stock on the close of trading on February 1, 2016. The grant is to vest quarterly over a one-year period from February 1, 2016 without a continuous service requirement, with 60% of such award (plus additional RSUs subject to an over-achievement allocation, if any) constituting performance-based awards subject to performance-based vesting formula as established by the Compensation Committee.

After considering the recommendations of the Compensation Committee and its independent consultant, the Board approved the fiscal year 2016 compensation arrangement for Mr. McAdam.

Mr. Rivelo’s Compensation as CEO for Fiscal Year 2016

In evaluating Mr. Rivelo’s compensation for Fiscal Year 2016, the Committee conducted an evaluation of an appropriate compensation arrangement for Mr. Rivelo as CEO for recommendation to the Board of Directors. The Committee considered the following factors including:

•	Market data compiled by its independent consultant, Towers Watson, on compensation paid to other CEOs;

•	Mr. McAdam’s prior compensation with the Company as President and CEO;

•	Mr. Rivelo’s recent appointment to the role of CEO;

After evaluating these factors, the Committee recommended a compensation package for Mr. Rivelo to the full Board for approval, which consists of the following components for fiscal year 2016:

Cash Compensation — The first component was an increase in Mr. Rivelo’s base salary from $650,000 to $725,000, an 11.5% increase. Given that Mr. Rivelo was a recently appointed first-time chief executive, the Committee and the independent members of the Board agreed that it was appropriate to set his target base salary, bonus and total direct compensation below the 50th percentile for the peer group and at a lower level than Mr. McAdam’s compensation as a long tenured, successful CEO. Also, consistent with the Company’s philosophy that the principal executive officer’s compensation be more heavily weighted towards performance-based compensation, the Board maintained his target bonus at 130% of his annual base salary at target, for a total annual cash compensation target of $1,667,500, which also falls below the 50th percentile for the Company’s proxy peer group.

Equity Compensation — The second component of Mr. Rivelo’s compensation as a principal executive officer was a grant of restricted stock units. Again, consistent with the Company’s compensation policy, the Compensation Committee recommended and the independent members of the Board approved a long term incentive award consisting of the right to receive restricted stock units having an aggregate target fair market value of approximately $6,000,000 on the date of the grant, of which half of the target value of the restricted stock units were time-based restricted unit awards and half of the target value of the awards were performance-based restricted stock units (which performance-based restricted stock units will be subject to an overachievement allocation, if applicable). These restricted stock unit awards would have vested to the extent applicable quarterly through fiscal 2019 and otherwise be subject to such other terms as set forth in the F5 Network, Inc. 2014 Incentive Plan and applicable award agreements.

Mr. Rivelo’s Separation Agreement

In conjunction with Mr. Rivelo’s resignation from the Company as President and CEO and as a member of the Board after serving through approximately 5/6 of the first quarter of fiscal year 2016, the Company entered into a Waiver and Non-Competition Agreement and General Release of All Claims with Mr. Rivelo. In consideration for the covenants contained in such agreement, including the general release and a one-year non-competition clause, the Company agreed to provide Mr. Rivelo the following compensation:

•	5/6 of his performance bonus (MBO) for the first quarter of fiscal year 2016; and

•	5/6 of the time-based and performance-based RSU awards for the first quarter of fiscal year 2016 and scheduled to vest on February 1, 2016 (consisting of 7,734 shares at target).

Mr. Rivelo forfeited his remaining unvested RSUs.

Executive Changes

In addition to Mr. Rivelo’s resignation and Mr. McAdam’s reappointment to the role of President and CEO, we made other significant leadership changes in fiscal year 2016.

New Chief Marketing Officer

Mr. Benjamin Gibson joined the Company as Executive Vice President of Marketing on August 1, 2016 following an extensive executive search. Prior to joining F5, he was Chief Marketing Officer at Veritas, where he led the company’s rebranding efforts, following a spin-off from Symantec. Prior to Veritas, Gibson served as Chief Marketing Officer at Aruba Networks. Before joining Aruba, Gibson spent five years at Cisco Systems, most recently as Vice President of Data Center/Virtualization Marketing, where he ran the outbound marketing strategy and execution for a number of Cisco’s application networking products. Gibson has also held leadership roles in product marketing at Meru Networks and Proxim Corporation.

Mr. Triebes Separation Agreement

On September 6, 2016 the Company announced that Mr. Triebes had notified the Company on August 30, 2016 of his resignation as the Company’s Executive Vice President of Product Development and Chief Technical Officer. In connection with Mr. Triebes’ transition from the Company, on September 26, 2016, the Company and Mr. Triebes entered into a Separation and Consulting Agreement and General Release of All Claims (the “Agreement”), whereby Mr. Triebes would continue his employment to provide consulting services to the Company through a separation date of January 1, 2017. As part of the Agreement, Mr. Triebes agreed to, among other things, non-competition and non-solicitation obligations and a waiver and release of claims. In accordance with provision of his continued services to the Company, Mr. Triebes received his base salary through his separation date of January 1, 2017. In addition, following his separation date and subject to his execution of a further waiver and release of claims through such date, Mr. Triebes will receive a lump sum payment of $1,084,400 less applicable deductions and taxes, which amount will include his target cash bonus for the first quarter of fiscal year 2017 and a payment which may be used to pay for COBRA coverage or otherwise. Further, pursuant to his continuing relationship with the Company, Mr. Triebes continued to vest 3,327 time-based restricted stock units and 3,189 performance-based restricted stock units for the fourth quarter of fiscal 2016 which vested on November 1, 2016. Mr. Triebes forfeited the remainder of his unvested restricted stock units.

Strong Performance

•	Record annual revenue $2.0 billion, up 4% over FY15.

•	Record cash flows from operations of $712 million.

•	Record GAAP net income of $366 million.

•	$700 million returned to shareholders through stock buybacks.

•	F5 was named America’s Most JUST Company in the Technology Hardware & Equipment industry sector in 2016 by Forbes in a survey celebrating companies whose company values include transparency, worker pay and benefits, supply chain impact, Community Wellbeing, Leadership, Ethics, Environmental Impact and others.

•	Puget Sound Business Journal Leadership in Innovation & Technology: Innovation All-Star Award for Public Companies.

•	Corporate Champions Board Diversity: F5 was honored at the Women’s Forum of New York for having over 20% of our board held by women.

•	Women of the Channel: F5 had four of its female channel leaders recognized in the honors program from CRN Magazine / The Channel Company celebrating women whose channel expertise and vision are deserving of recognition.

•	20/20 Diversity Awards: F5 was recognized in this national campaign to increase the percentage of women on U.S. company boards to 20% or greater by the year 2020 as already having met that mark.

•	2016 Employees Choice Awards: F5 has been named a “Best Place to Work” in the U.S., based on the Glassdoor 2016 Employees’ Choice Awards.

Compensation Policies and Practices Linked to Shareholder Value Creation and Mitigation of Risk

•	The majority of compensation for the President and CEO is performance-based compensation which is at risk if certain threshold achievement is not met.

•	No excise tax gross ups — the Company does not provide for “golden parachute” excise tax gross-ups upon a change in control of the Company.

•	The Company offers only modest perquisites to its executive officers that are supported by a business interest and which are consistent with broad-based benefit plans that are available to other employees.

•	Independent compensation consultant — the Committee retains an independent compensation consulting firm which provides no other services to the Company other than services for the Committee.

•	Stock Ownership Guidelines — the Board and Company executives are subject to stock ownership requirements that encourage alignment with the interests of the shareholders.

•	Clawback policy — incentive compensation for certain executives may be subject to recoupment in the event the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement.

•	No hedging or pledging of stock — executive officers are prohibited from entering into hedging or pledging transactions or trading in puts, calls or other derivatives of the Company’s Common Stock or otherwise engaging in short sales of Common Stock of the Company.

•	No re-pricing of options — under the terms of the F5 Networks, Inc. 2014 Incentive Plan, the re-pricing of underwater options is prohibited absent shareholder approval.

•	Double trigger change of control agreements — the Company’s change of control agreements with its executives contain a “double trigger” feature.

•	Annual Advisory Vote on Executive Compensation.

Results of 2016 Shareholder Advisory Vote on Executive Compensation

In evaluating the Company’s executive compensation program for fiscal year 2016, the Compensation Committee of the Board of Directors (the “Committee”) considered the shareholder annual advisory vote on executive compensation for fiscal year 2015 which was approved by over 87% of the votes cast. The Committee believes this vote reflects a high level of approval of the executive compensation program. The Committee carefully considers feedback from shareholders regarding the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. The Company also meets regularly with shareholders and analysts. Shareholders are invited to express their views to the Committee, including as described above under the heading “Communications with Directors.”

Executive Compensation Program Objectives

The objectives of our executive compensation program are to correlate executive compensation with the Company’s business objectives, performance and the creation of shareholder value, and to enable the Company to attract, retain and reward key executive officers who contribute to its long-term success. We believe the total direct compensation our named executive officers received in fiscal year 2016 as set forth in the Summary Compensation Table on page 37 is consistent with and reflects these objectives.

Fiscal Year 2016 Corporate Performance

The Company’s total annual revenue in fiscal year 2016, $2 billion, was the highest ever and an increase of 4% over fiscal year 2015. Cash flow from operating activities was $712 million and GAAP net income was $366 million, both the highest in the Company’s history. We maintained very strong GAAP gross margins and operating margins throughout fiscal year 2016. GAAP gross margin and GAAP operating margin were 83.1% and 27.4% respectively for fiscal year 2016. GAAP operating margin improved in the second half of fiscal year 2016. The Company continued to maintain a very strong balance sheet, ending the fiscal year with cash and investments totaling approximately $1.2 billion.

The following is a chart reflecting the Company’s growth in revenue, cash flow and net income.

Below is a chart showing the Company’s cumulative total return over the past five years as compared to its peer group and the Nasdaq Composite, Nasdaq Computer Index and S&P 500. QLogic Corp., one of the peer group companies, stopped trading in August 2016 and therefore this chart is prepared using data up to their last trading day through August 16, 2016.

Prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2017 Index Data: Copyright Standard and Poor’s, Inc. and Copyright NASDAQ OMX, Inc. Used with permission. All rights reserved.

While share price volatility has affected the Company’s 1, 3 and 5-year returns relative to other years, the Company continued to strive to deliver shareholder value by returning $700 million to its shareholders through stock buybacks in fiscal year 2016.

Compensation Philosophy

We design the compensation programs for our executive officers to link compensation to improvements in the Company’s financial performance and the creation of shareholder value. We achieve this objective through a compensation program that:

•	provides a competitive total compensation package that enables the Company to attract, motivate, reward and retain executive officers who contribute to the Company’s success;

•	links incentive compensation to the performance of the Company and aligns the interests of executive officers with the long-term interests of shareholders; and

•	establishes incentives that relate to the Company’s quarterly, annual and long-term business strategies and objectives.

The Compensation Committee believes that the Company’s executive compensation should also reflect each executive officer’s qualifications, experience, role and personal performance, and the Company’s performance achievements. Regarding the Company’s incentive compensation and performance-based equity awards programs, the Compensation Committee continues to believe that revenue and EBITDA are the most appropriate measurements for these programs as the Company’s ability to deliver consistent and strong financial performance is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The focus on revenue growth balanced by the EBITDA targets ensures that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets. Based on feedback from shareholders, the Company believes these targets appropriately reflect and address the long-term interests of our shareholders and promote the Company’s business strategies and objectives. The targets approved each fiscal year are set at a level which the Compensation Committee believes will require solid execution by the executive team, and, if achieved, will contribute to growing shareholder value. The Compensation Committee also believes that in light of market volatility and difficult macro-economic conditions, performance targets based on share price may promote a short-term focus inconsistent with the long-term interests of shareholders and the Company’s business strategies and objectives.

Elements of Our Compensation Program

The three primary components of our executive compensation program are: (i) base salary (“Salary”), (ii) incentive compensation in the form of cash bonuses (“Bonus”), and (iii) long term incentive compensation comprised of equity compensation that is both performance-based and time-based (“LTI”).

CEO Compensation	Other NEO Compensation

CEO compensation consists of Mr. McAdam’s annualized CEO base salary and what he earned in the fiscal year for his Bonus and LTI. “Other NEO Compensation” is an average of the NEOs other than the CEO. Mr. Gibson’s base salary and target Bonus are annualized while his LTI is measured as of the grant date fair market value. Please refer to the footnotes accompanying the “Summary Compensation Table for Fiscal Year 2016” below for information on computation of the values.

Base Salary

Base salary is the guaranteed element of employees’ annual cash compensation. Executive officers’ base salaries are set at levels that reflect their specific job responsibilities, experience, qualifications, job performance and potential contributions; market data from two salary surveys covering technology companies in comparable areas (“Survey Companies”); and compensation paid to comparable executives as set forth in proxy statements for the Peer Group Companies developed by an outside independent compensation consultant (See “Factors Considered — Benchmarking”). Base salaries are reviewed and generally adjusted annually and may also be adjusted from time to time in recognition of individual performance, promotions and marketplace competitiveness. The base salaries of the named executive officers, other than Mr. McAdam, are generally set at or near the 50th percentile range of base compensation for comparable executive officers in the Survey Companies and Peer Group Companies.

Incentive Compensation

The Compensation Committee believes that incentives based on attaining or exceeding established financial targets properly align the interests of the executive officers with the interests of the shareholders. All of our executive officers participate in the Incentive Compensation Plan for Executive Officers (“Incentive Plan”). The Incentive Plan is a cash incentive bonus plan, with each named executive officer assigned a target bonus amount expressed as a percentage of such named executive officer’s base salary, ranging in fiscal year 2016 from 80% to 130%.

The Compensation Committee, in consultation with our President and CEO, determines each of these target bonus percentages based on its assessment of the impact each position had on the Company’s financial performance and compensation data from the Survey Companies and Peer Group Companies provided by the outside consultant. The total direct cash compensation (base salary plus the target bonus) of the executive officers other than Mr. McAdam is generally set at or near the 50th percentile range of total direct cash compensation for comparable executive officers at the Peer Group Companies. If earned, the cash incentive bonus is paid quarterly. For fiscal year 2016, 70% of the cash incentive bonus was based on the Company achieving target revenue for the quarter, and 30% was based on the Company achieving target EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter. Since fiscal year 2015, the formula has been more heavily weighted towards revenue growth based upon the Company’s belief that growth is a key driver of shareholder return. Each such target is determined by the Compensation Committee. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. Results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more.

For example, if 90% of the revenue goal and 85% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 88.5%. If 90% of the revenue goal and 105% of the EBITDA are achieved, the EBITDA goal is capped at 100% and the quarterly cash incentive bonus is paid out at 93%. If 100% of the revenue goal and 120% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 106% since both goals were achieved at 100% or more. The Compensation Committee utilized the same performance formula, revenue and EBITDA targets for the performance-based equity awards issued to the named executive officers, including the performance-based equity awards approved in fiscal year 2016.

	Weight	Performance Formula Examples
% of Revenue Target Achieved	70%	90	90	100	70	70
% of EBITDA Target Achieved	30%	85	105	120	90	75

Total % Achieved		88.5	93.0	106.0	27.0	0

As noted in the section above on “Compensation Philosophy,” the Compensation Committee believes this performance formula has contributed to the Company’s consistent and strong financial performance and is of crucial importance in maintaining and growing shareholder value and furthering the shared interests of the Company’s executive officers and shareholders. The targets approved by the Compensation Committee each fiscal year require solid execution by the executive team. Also, the performance-based incentive and equity compensation is paid out on a linear basis above 80% of the targeted goal and the executive officers’ total direct compensation will be reduced significantly if the Company has poor operating results. Since the performance formula does not include any multipliers or other accelerators and the results of both targets must equal or exceed 100% for the total performance-based compensation to be paid out at 100% or more, the performance formula limits to a reasonable and foreseeable level the amount of total performance-based compensation paid in the case of strong operating results exceeding the targets.

Claw Back Policy

In addition to the clawback provisions of the Sarbanes-Oxley Act that apply to the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee has adopted a policy which generally provides that in the event of a restatement of the Company’s financial results (other than due to a change in applicable accounting rules or interpretations) the result of which is that any performance-based compensation paid to a Company executive officer during the three years preceding such restatement would have been lower had it been calculated based on such restated results, the Compensation Committee shall review such compensation and, if the Compensation Committee determines that the amount of any such compensation actually paid or awarded to an executive officer (the “Awarded Compensation”) would have been a lower amount had it been calculated based on such restated financial statement (the “Adjusted Compensation”), and that such executive officer engaged in intentional or unlawful misconduct which materially contributed to the need for such restatement, then the Compensation Committee may seek to recover for the benefit of the Company the excess of the Awarded Compensation over the Adjusted Compensation. The policy provides that the Compensation Committee will not seek recovery if it determines recovery would be unreasonable or contrary to the interests of the Company.

Fiscal Year 2016 Base Salaries and Incentive Compensation Awards

Consistent with Committee’s compensation philosophy and its intent to target total direct cash compensation for the executive officers other than Mr. McAdam at or near the 50th percentile as compared to the Peer Group Companies, the Committee increased the base salaries for fiscal year 2016 for each of the named executive officers other than Mr. McAdam by 3% — 8%. Also consistent with the Committee’s compensation philosophy that a significant portion of the NEO’s compensation should be incentive based the Committee approved the following target bonus percentages for each of the named executive officers.

	Incentive Plan % of Base Salary
	2015	2016
• John McAdam	130%	130%
• Manuel Rivelo	130%	130%
• Andrew Reinland	90%	90%
• Edward J. Eames	90%	100%
• Karl Triebes	90%	90%
• John DiLullo	100%	100%
• Benjamin Gibson	—	80%

For fiscal year 2016, the quarterly revenue targets were $495.0 million, $506.0 million, $527.0 million and $557.0 million and the quarterly EBITDA targets were $144.3 million, $142.7 million, $156.0 million and $176.6 million. The Company achieved 98.9%, 95.6%, 94.2% and 94.3% of the quarterly revenue targets and 98.9%, 89.2%, 97.3% and 99.6% of the quarterly EBITDA targets. The named executive officers earned 98.9%, 93.7%, 95.2% and 95.9% of their target cash incentive bonuses for the four quarters of fiscal year 2016, respectively. Overall in fiscal year 2016, the Company achieved 95.8% of the annual revenue target and 96.3% of the annual EBITDA target and the executive officers earned 95.9% of their total target cash incentive bonus.

The Compensation Committee believes that the cash incentive bonuses paid to the executive officers for performance in fiscal year 2016 were merited due to the Company’s strong operating results summarized above, which were achieved despite the corporate leadership transition and a rapidly evolving market environment throughout fiscal year 2016.

Equity Compensation

The Compensation Committee believes that equity ownership aligns the interests of executive officers with those of the shareholders and provides significant motivation to executive officers to maximize value for the Company’s shareholders. In accordance with this belief, the Compensation Committee periodically approves grants of equity compensation in the form of restricted stock units (“RSUs”) under the Company’s equity incentive plan. The amounts of these grants are based on the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company’s success, equity compensation data from Survey Companies and Peer Group Companies provided by the outside consultant, previous grants to each officer, and recruitment and retention considerations. The value of equity compensation grants to each of the executive officers is generally set between the 50th and 75th percentile range of the value of the most recent long-term incentive compensation grants to comparable executive officers in the Survey Companies and Peer Group Companies. The grant date fair value of equity incentive awards for accounting purposes as reported in the Grants of Plan Based Awards in Fiscal 2016 Table is based on the closing price of the Common Stock on the applicable accounting grant date, which, in the case of the later tranches of the performance-based equity awards, is later than the date the Compensation Committee determines the number of shares underlying the annual awards to executives. Therefore, the Table includes the cumulative value of a portion of performance-based equity awards issued in fiscal years 2013, 2014, 2015 and 2016 as reflected in footnote (9) to such Table.

In January 2007, the Board of Directors approved and adopted a “Policy Regarding the Granting of Equity-Based Compensation Awards” which provided that the Compensation Committee or the Board of Directors, as applicable, shall approve equity awards to existing employees and service providers (other than newly-promoted individuals and non-employee directors) on an annual basis on August 1 (or, if such day is not a business day, on the following business day). A copy of this Policy may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website. In November 2011, as part of the annual review of executive compensation, the Compensation Committee and the Board of Directors amended this policy to provide that annual equity awards to the Company’s executive officers be issued on November 1 (or, if such day is not a business day, on the following business day). In moving the award date to November 1, the quarterly targets for the performance portion of the annual equity awards issued to the executive officers coincide with a single fiscal year and no longer overlap two fiscal years.

Equity awards to newly-hired employees and service providers (other than non-employee directors) and to newly-promoted individuals are approved on a quarterly basis on February 1, May 1, August 1 and November 1 (or, if such day is not a business day, on the following business day). These new-hire and promotion grants generally vest over a four-year period, with 25% vesting on the first anniversary of the award and the balance vesting in equal quarterly increments over the following three years. The Compensation Committee or the Board of Directors, as applicable, may approve equity awards outside of the new-hire grant date to select individuals in the event of extraordinary circumstances. Prior to each annual meeting of shareholders, the Compensation Committee reviews and recommends to the Board of Directors for approval the amount and terms of any equity awards to be granted to non-employee directors. The Board of Directors approves all equity awards to be granted to non-employee directors on the date of the annual meeting of shareholders.

The vesting of 50% of the annual equity award to the executive officers in fiscal year 2016 is subject to the Company achieving specified performance targets over the four-year period following the awards. The Compensation Committee sets these targets on an annual basis. The Compensation Committee reviews and evaluates revenue and expense projections proposed by management and considers industry, competitive and economic trends in setting these targets. These performance-based awards are subject to adjustment or recovery by the Company as provided by law. For the performance-based equity awards issued to the named executive officers, including the performance-based equity awards approved in fiscal 2016, the Compensation Committee utilized the performance formula, revenue and EBITDA targets established for the Incentive Plan. For fiscal year 2016, the named executive officers earned 95.9% of the target performance-based equity awards. Footnote (7) of the Grants of Plan-Based Awards Table in Fiscal Year 2016 includes additional information regarding the performance-based equity compensation program in fiscal year 2016.

The Compensation Committee continues to believe that revenue growth is an important measure for the performance-based equity awards as the Company’s ability to consistently grow revenue is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The focus on revenue growth is balanced by the EBITDA targets intended to ensure that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets while growing its revenue base. As set forth above, total annual revenue of $2 billion in fiscal year 2016 was the highest ever, an increase of 4% over fiscal year 2015, and 95.8% of the annual revenue target set by the Compensation Committee. The Company achieved this record revenue while delivering strong quarterly GAAP gross margins and operating margins, and achieving 96.3% of the annual EBITDA target. The Compensation Committee believes that using the same performance formula and targets for the Incentive Plan and the performance-based equity awards is an important and fundamental element in the Company’s executive compensation program, and has contributed to the Company’s operational and financial success and the corresponding increase in shareholder value. The performance formula and targets represent key metrics by which the Company is evaluated, and provide an appropriate and effective balance of performance incentives to focus and motivate executive officers to maximize value for the Company’s shareholders without excessive risk-taking, as evidenced by the Company’s consistent revenue growth and strong GAAP gross margins and operating margins. Use of the same performance formula and targets provide the Company’s shareholders a more direct means of evaluating executive compensation and Company performance, promote a balanced focus on both quarterly and annual targets, and is administratively efficient for the Company in that performance-based equity awards, if any, will be calculated and issued on a quarterly basis. Equity awards not earned for any quarter are forfeited and, except as provided by law or Company policy, issued awards will not be subject to future adjustments or recovery. Generally, a named executive officer must be employed by the Company or its affiliates on each vesting date in order to receive the shares of Common Stock issuable upon such vesting date.

Transformational Incentive Awards

In addition to the long term incentive awards of performance based RSUs associated with the Company’s equity compensation plan for named executive officers, the Compensation Committee in conjunction with the input of the Company’s CEO, established a program of incentive compensation for certain officers and employees of the Company, including the Named Executive Officers (the “Transformational Grant Awards”). In the case of Messrs. Reinland, DiLullo, Eames and Triebes, each was awarded an amount of performance based RSUs with a fair market value of approximately $333,333.00 at target on the date of the grant. Mr. Rivelo as CEO was not eligible for an award under the transformational grants. The performance measures for these grants were based upon product revenue growth with a threshold payout of 50% and a maximum over achievement of 200%. The targets were set as follows:

	Threshold Payout / 50%	Full Payout / 100%	Overachievement / 200%
Product Revenue	$1,040M	$1,050M	$1,080M
Product Revenue Growth (Y/Y)	5%	6%	9%

As the Company did not achieve the performance objectives for the threshold payout, the Transformational Awards expired and were forfeited.

Fiscal Year 2016 Equity Awards

For the equity awards issued in fiscal year 2016 (“2016 Equity Award”), the Compensation Committee approved the following awards to the executive officers as set forth below.

	2016 Equity Awards	Target Value
• John McAdam	39,890 RSUs	$3,750,000
• Manuel Rivelo	54,226 RSUs	$6,000,000
• Andrew Reinland	24,402 RSUs	$2,700,000
• Edward J. Eames	24,402 RSUs	$2,700,000
• Karl Triebes	24,402 RSUs	$2,700,000
• John DiLullo	40,669 RSUs	$4,500,000
• Benjamin Gibson	28,295 RSUs	$3,500,000

The annual equity awards to Messrs. Rivelo, Reinland, Eames and Triebes vest in equal quarterly increments over four years. As new hire grants, the equity awards to Messrs. DiLullo and Gibson vest 25% in about one year after grant and the remaining 75% vest in equal quarterly increments over the following three years. In connection with Mr. McAdam’s return to assume the CEO position for a transition period, his equity award granted February 1, 2016 vests in equal quarterly increments over one year, until such grant fully vests on February 1, 2017.

Stock Ownership and Stock Holding Guidelines

In October 2010, the Board of Directors adopted stock ownership and stock holding guidelines for the Company’s named executive officers and other executive officers. The guidelines were established to promote a long-term perspective in managing the business, further align the interests of the executive officers and the Company’s shareholders, and reduce any incentive for excessive short-term risk taking. The guidelines provide for the following stock ownership:

President and Chief Executive Officer	5x base salary
All Other Executive Officers	2x base salary

Executive officers are required to achieve the ownership guidelines within the later of five years after adoption of the guidelines by the Board of Directors or within three years after first being designated as such executive officer. Until the applicable guideline is achieved, the stock holding provisions require executive officers to retain that number of shares equal to not less than 20% of the Net Shares received as the result of the vesting of any RSUs. “Net Shares” are those shares that remain after shares are sold to pay withholding taxes. Shares of Common Stock that count towards satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises or pursuant to the Company’s Employee Stock Purchase Plan, shares obtained through grants of Restricted Stock Units, and shares beneficially owned in a trust by a spouse and/or minor children. Shares owned by executive officers shall be valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Derivatives Trading and Hedging Policy

Pursuant to the Company’s “Insider Trading Policy,” the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees, and their family members, from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, directors, officers and other employees are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Each of the named executive officers complied with this policy during fiscal year 2016 and has no Company securities pledged or in margin accounts. A copy of the Company’s “Insider Trading Policy” may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com.

Other Benefits and Perquisites

The Company’s executive officers participate in broad-based benefit plans that are available to other employees. The Company does not currently provide additional material perquisites for its executive officers.

How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation

Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a majority of the executives’ compensation is based on the Company achieving certain performance and financial targets. We do not have an exact formula for allocating between cash and equity compensation, but target total direct cash compensation (base salary plus the target bonus) of the executive officers other than Mr. McAdam is at or near the 50th percentile range of total cash compensation for comparable executive officers in the Peer Group Companies, and total direct compensation (cash and equity compensation) is between the 50th and 75th percentiles.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the federal income tax deduction for certain types of compensation paid to the chief executive officer and the three other most highly compensated executive officers of publicly-held companies (other than the chief financial officer) is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). Although the Compensation Committee considers the impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of the Company and its shareholders. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurances can be given, that compensation even if intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so.

Factors Considered — Benchmarking

The Compensation Committee conducts an annual review of the executive compensation program and utilizes peer and survey group data to help set proper compensation levels. The Compensation Committee has retained an outside independent compensation consultant, Towers Watson, to assist it in this review and to conduct a competitive review of the total direct compensation (cash and equity compensation) for the Company’s executive officers. Towers Watson worked directly for and with the Compensation Committee and performs no other consulting or other services for the Company. The Compensation Committee instructed Towers Watson to collect base salary, total cash, long-term incentive, and total direct compensation data and to analyze and compare on a pay rank and position basis our executive officers’ compensation with the compensation paid to comparable executives as set forth in proxy statements for the peer group companies developed by Towers Watson and approved by the Compensation Committee.

For fiscal year 2016, in light of the Company’s continued growth and evolution, the Compensation Committee directed Towers Watson to once again review the peer group of companies used historically by the Compensation Committee to identify a group which aligns with the Company in the talent marketplace. In reviewing the peer group, the Committee focused on companies that the Company competes with in the marketplace and for talent, as well as other factors identified below. The Company’s continued growth, expanding business model and security focus led the Committee to conclude that a broad range of peer companies was appropriate and included a mix of larger companies and smaller companies. Company size both in terms of revenue and market capitalization were factors that were considered, but in choosing the Peer Group Companies, the Committee believed that other factors such as similar industry and operational focus, comparable business models, growth rates, competition for executive talent and availability and quality of pay data were relevant in evaluating the Peer Group Companies. Towers Watson also reviewed “peers of peers” data from company disclosures to identify companies that are peers of at least three of the Company’s peers. Towers Watson also received input from the Compensation Committee, other members of the Company’s Board of Directors and management and recommended that the Compensation Committee include a slightly modified set of peers for fiscal year 2016 given the criteria identified above and, as a result, recommended removing ADTRAN Inc., and Riverbed Technology Inc. Towers Watson recommended removing ADTRAN Inc. from the peer group as both revenues and market capitalization were lagging the overall peer group and they showed decreasing on-year revenue growth and market capitalization. Riverbed Technology, Inc. was removed as it was acquired by a private investor group in April of 2015. Based on the criteria identified above, Towers Watson recommended adding Fortinet, Inc. and FireEye, Inc. as new peer companies to the group as replacements. As the Company continues to focus on the market for security products and software, the Committee deemed it appropriate to add these two companies which share similar markets and operational models and compete with the Company for talent. In addition, these companies fall within the appropriate range of revenues and market capitalization for the peer group. Accordingly, the Committee chose to utilize the following list of peer companies for purposes of analyzing the Company’s executive compensation program:

Akamai Technologies, Inc.	FireEye, Inc.	Palo Alto Networks, Inc.
Brocade Communications Systems, Inc.	Fortinet, Inc.	QLogic Corporation
CA Technologies	Viavi Solutions[1]	Red Hat, Inc.
Citrix Systems, Inc.	Juniper Networks, Inc.	Symantec Corporation
Equinix, Inc.	NetApp, Inc.	VeriSign, Inc

1JDS Uniphase Corporation changed its name to Viavi Solutions in 2015.

As of the date of the market analysis conducted by Towers Watson, the Company was positioned within the Peer Group Companies at the 44th percentile in revenues, 39th percentile in market capitalization and 53rd percentile in market capitalization to revenues. For fiscal year 2016, Towers Watson also reviewed with the Compensation Committee compensation data published in the Radford Executive Survey for companies in the Software/Network sector with revenues from $1 billion to $5 billion and the IPAS High Technology Survey for companies with revenues from $500 million to $3 billion. This data was used by the Company primarily as a competitive reference for positions below the executive officer level.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee annually assesses the performance of, and recommends to the full Board of Directors base salary and incentive compensation for, the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer recommends to the Compensation Committee annual base salary and incentive compensation adjustments for the other executive officers.

Employment Contracts and Double Trigger Change of Control Arrangements

In May 2009, after an extensive review process and in consultation with Towers Watson and outside legal counsel, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the Company entering into change of control agreements with each of the executive officers (the “Change of Control Agreement”) (See “Potential Payments Upon Termination or Change in Control”). The Compensation Committee recognizes the threat or possibility of an acquisition by another company or some other change of control event can be a distraction and believes that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued full attention and dedication of the Named Executive Officers notwithstanding the possibility, threat or occurrence of such an event. See the “2016 Potential Payments Upon Termination or Change in Control Table” for additional information regarding the potential payments and benefits that each Named Executive Officer could receive pursuant to the change of control agreements. The change of control agreements feature a “double trigger” in that the executive officer will not receive the severance amount unless their employment is terminated under certain circumstance within two years after the change of control event. The RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. We believe that such change of control provisions provide an additional tool for attracting and retaining key executive officers.

In addition to the foregoing, the Company provided Mr. Gibson with a written agreement providing that should the Company terminate Mr. Gibson during the first twelve (12) months of his employment without “Cause” as that term is defined in the the Company’s standard form Change of Control agreement it would pay him a severance amount equal to his first year salary and executive incentive compensation at target. There are currently no other written employment contracts with any of the Named Executive Officers. Each such officer is an “at-will” employee, and his employment may be terminated anytime with or without cause. In recognition of an executive officer’s service and contributions to the Company’s success, the Company may enter into a separation agreement with an executive officer, such as the agreement described above with respect to Mr. Triebes, which may provide for some form of severance payment or other benefits upon the executive’s resignation from the Company. These agreements also include other customary terms and conditions, such as releases, and may also require the former executive to provide certain transition services or covenants not to compete at the request of the Company.

Summary Compensation Table

The following table sets forth information concerning compensation for services rendered to us by (a) our Chief Executive Officers in fiscal year 2016, (b) our Chief Financial Officer (the “CFO”), (c) our three other most highly compensated executive officers who were serving as our executive officers at the end of fiscal year 2016 and (d) one former executive officer of the Company who would have been included among the three other most highly compensated executive officers had he continued to serve as an executive officer through September 30, 2016. These executive officers are collectively hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table for Fiscal Year 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)(9)
John McAdam(1)	2016	$727,416	—		$3,187,550	$842,105	$35,907	$4,792,978
President and Chief Executive Officer	2015	$718,386	—		$7,329,524	$1,121,009	$3,068	$9,171,987
	2014	$813,263	—		$6,202,098	$1,124,272	$4,109	$8,143,742

Manuel Rivelo(2)	2016	$229,116	—		$5,171,022	$194,154	$—	$5,594,292
Former President and Chief Executive Officer	2015	$483,402	—		$3,432,268	$523,538	$7,268	$4,446,476
	2014	$405,563	—		$1,838,756	$431,275	$5,623	$2,681,217

Andrew Reinland	2016	$450,000	—		$2,923,267	$388,409	$4,200	$3,765,876
Executive VP and Chief Financial Officer	2015	$401,990	—		$2,579,118	$356,849	$4,200	$3,342,157
	2014	$381,033	—		$2,154,330	$364,671	$8,109	$2,908,143

John DiLullo	2016	$361,068	—		$4,500,025	$407,590	$4,200	$5,272,883
Executive VP of Worldwide Sales

Edward J. Eames	2016	$461,000	—		$2,923,267	$442,115	$6,931	$3,833,313
Executive VP of Business Operations	2015	$426,885	—		$2,579,118	$378,947	$6,339	$3,391,289
	2014	$404,630	—		$2,154,330	$387,256	$7,128	$2,953,344

Benjamin Gibson(10)	2016	$66,667	$250,000	(4)	$3,500,092	$50,876	$1,000	$3,868,635
Executive VP of Marketing

Karl Triebes(3)	2016	$551,000	—		$2,923,267	$475,586	$7,276	$3,957,129
Former Executive VP of Product Development and Chief Technical Officer	2015	$534,759	$1,500	(5)	$2,579,118	$474,709	$17,665	$3,607,751
	2014	$506,881	—		$2,154,330	$485,115	$7,465	$3,153,791

(1)	Mr. McAdam served as the Chairman of the Board of Directors from July 1, 2015 to December 13, 2015 at which time Mr. McAdam reassumed the position of President and CEO.
(2)	Mr. Rivelo served as the President and CEO effective July 1, 2015 until his resignation effective December 13, 2015. Prior to assuming such role of CEO on July 1, 2015, Mr. Rivelo served as the Company’s Executive Vice President of Strategic Solutions.
(3)	Mr. Triebes resigned as Executive Vice President of Product Development and Chief Technical Officer effective August 30, 2016. Mr. Triebes remained in an advisory role through the end of fiscal year 2016.
(4)	Mr. Gibson received a one-time $250,000 signing bonus as a part of his employment offer.
(5)	This amount represents a patent bonus pursuant to the Company’s inventor incentive award program available to all employees.
(6)

This column represents the aggregate grant date fair value of RSUs treated as granted to Named Executive Officers in the applicable year computed in accordance with Accounting Standards Codification Topic 718,

Stock Compensation (“ASC Topic 718”) and determined as of the grant date under ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2016. The value of the Transformational Awards on their grant date for purposes of this column is treated as zero because on such date the Transformational Awards were not considered to be probable of being earned and in fact were not ultimately earned. For informational purposes, assuming the highest level of performance under the Transformational Awards, the value, calculated by multiplying the closing price of the Company’s common stock on the date of grant of the Transformational Awards ($110.65) by the number of shares issuable upon maximum achievement under the Transformational Awards, is $666,777 for each of Messrs. Reinland, DiLullo, Eames and Triebes. Additional information about the RSUs, including the Transformational Awards, appears in the Compensation Discussion and Analysis and in the Grants of Plan-Based Awards table and related narrative.
(7)	This column represents the total cash incentive bonus paid to the Named Executive Officers for fiscal year 2016 under the Incentive Plan. 70% of the cash incentive bonus is based on the Company achieving target revenue for each quarter, and 30% is based on the Company achieving target EBITDA for each quarter. In fiscal year 2016, the Company achieved 95.8% of the annual revenue target and 96.3% of the annual EBITDA target. As a result, the executive officers who participated for the four quarters in fiscal year 2016 earned 95.9% of their target cash incentive bonus in fiscal year 2016. For additional information, see footnote (3) of the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(8)	Items in the “All Other Compensation” column for fiscal year 2016 include $4,200 each in Company contributions to the 401(k) plan for Messrs. Reinland, DiLullo, Eames, Gibson and Triebes. This column also includes $3,733 for Mr. McAdam, $2,731 for Mr. Eames, and $3,076 for Mr. Triebes representing amounts of tax gross ups due to the tax consequences of imputed income from trips attended by these Named Executive Officers to recognize employees. The tax gross ups are provided to all employees who attend the employee reward trips and are not preferential to the Named Executive Officers. The amount for Mr. McAdam also includes $32,174 for his service as Chairman of the Board from October 1, 2015 through December 13, 2016.
(9)	The Company did not provide any options for the 2016, 2015 and 2014 fiscal years and does not have a pension or nonqualified deferred compensation plan.
(10)	Mr. Gibson joined the Company on August 1, 2016. His salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of August 1, 2016 through September 30, 2016. Mr. Gibson’s Stock Award amount reflects the full value of his new hire award.

Grants of Plan-Based Awards in Fiscal Year 2016

				Estimated Possible Payouts Under Non-equity Incentive Plan Awards(3)			Estimated Possible Payouts Under Equity Incentive Plan Awards(7)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(9)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John McAdam	2/1/2016	(1)(4)	1/6/2016	—	—	—	14,360	17,951	35,901	15,956	(8)	$3,187,550
		(2)	—	$709,800	$887,250	$1,774,500	—	—	—	—		—
Manuel Rivelo	11/2/2015	(1)(4)	10/30/2015	—	—	—	5,423	6,778	13,557	27,113	(8)	$3,750,067
	10/22/2015	(1)(5)	10/22/2015	—	—	—	9,431	11,788	23,577	—		$1,420,956
		(2)	—	$754,000	$942,500	$1,885,000	—	—	—	—		—
Andrew Reinland	11/2/2015	(1)(4)	10/30/2015	—	—	—	2,440	3,050	6,101	12,201	(8)	$1,687,551
	10/22/2015	(1)(5)	10/22/2015	—	—	—	8,201	10,252	20,503	—		$1,235,716
	11/2/2015	(1)(6)	10/30/2015	—	—	—	1,507	3,013	6,026	—		—
		(2)	—	$324,000	$405,000	$810,000	—	—	—	—		—
John DiLullo	11/2/2015	(1)	10/30/2015	—	—	—	—	—	—	40,669	(8)	$4,500,025
	11/2/2015	(1)(6)	10/30/2015	—	—	—	1,507	3,013	6,026	—		—
		(2)	—	$340,000	$425,000	$850,000	—	—	—	—		—
Edward J. Eames	11/2/2015	(1)(4)	10/30/2015	—	—	—	2,440	3,050	6,101	12,201	(8)	$1,687,551
	10/22/2015	(1)(5)	10/22/2015	—	—	—	8,201	10,252	20,503	—		$1,235,716
	11/2/2015	(1)(6)	10/30/2015	—	—	—	1,507	3,013	6,026	—		—
		(2)	—	$368,800	$461,000	$922,000	—	—	—	—		—
Benjamin Gibson	8/1/2016	(1)	7/29/2016	—	—	—	—	—	—	28,295	(8)	$3,500,092
	11/2/2015	(1)(6)	10/30/2015	—	—	—	1,507	3,013	6,026	—		—
		(2)	—	$42,496	$53,120	$106,240	—	—	—	—		—
Karl Triebes	11/2/2015	(1)(4)	10/30/2015	—	—	—	2,440	3,050	6,101	12,201	(8)	$1,687,551
	10/22/2015	(1)(5)	10/22/2015	—	—	—	8,201	10,252	20,503	—		$1,235,716
	11/2/2015	(1)(6)	10/30/2015	—	—	—	1,507	3,013	6,026	—		—
		(2)	—	$396,720	$495,900	$991,800	—	—	—	—		—

(1)	RSUs granted under the 2014 Incentive Plan. No options were granted to the Named Executive Officers in fiscal year 2016.
(2)	Represents the cash incentive bonus opportunity for fiscal year 2016 under the Incentive Plan.
(3)	70% of the cash incentive bonus is based on the Company achieving target revenue for the quarter and 30% is based on the Company achieving target EBITDA for the quarter. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals with a maximum possible payout capped at 200%. For example, 85% of the possible cash incentive bonus will be paid for revenue or EBITDA at 85% of the applicable target. Similarly, 105% of the possible cash incentive bonus will be paid for revenue or EBITDA at 105% of the applicable target. However, results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more. In fiscal year 2016, the quarterly revenue targets for purposes of the Incentive Plan were $495.0 million, $506.0 million, $527.0 million and $557.0 million, for an annual target of $2,085.0 million; and the quarterly EBITDA targets were $144.3 million, $142.7 million, $156.0 million and $176.6 million, for an annual target of $619.6 million. The actual cash incentive bonus earned for fiscal year 2016 is set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2016. Mr. McAdam’s cash incentive bonus was based on the last three quarter of fiscal year 2016 since he resumed employment during the first fiscal quarter of the 2016 fiscal year. Mr. Rivelo ceased employment during the first fiscal quarter and his cash incentive bonus for fiscal year 2016 was five-sixths of the bonus amount for the first fiscal quarter of the 2016 fiscal year.
(4)	The Estimated Possible Payouts Under Equity Incentive Plan Awards is set forth for the first year performance portion of the annual equity awards issued in fiscal year 2016 (12.5% of the total annual equity awards issued in fiscal year 2016) (the “2016 Performance Award”). For Mr. McAdam’s February 1, 2016 equity award, set forth is three quarters of the one year performance portion (45% of the total equity award issued in fiscal year 2016) (the “McAdam CEO Performance Award”).
(5)	Represents (i) the last two quarters of the first year performance portion and the first two quarters of the second year performance portion of the equity award issued to Mr. Rivelo on May 1, 2015 (12.5% of the total equity award issued in fiscal 2015) (the “Rivelo CEO Performance Award”), (ii) second year performance portion of the annual equity awards issued in fiscal 2015 (12.5% of the total annual equity awards issued in fiscal year 2015) (the “2015 Performance Award”), (iii) third year performance portion of the annual equity awards issued in fiscal 2014 (12.5% of the total annual equity awards issued in fiscal year 2014) (the “2014 Performance Award”) and (iv) fourth year performance portion of the annual equity awards issued in fiscal 2013 (12.5% of the total annual equity awards issued in fiscal 2013) (the “2013 Performance Award”), (together with the 2013 Performance Award, 2014 Performance Award, 2015 Performance Award and Rivelo CEO Performance Award, collectively “Performance Awards”). Under ASC Topic 718, the Rivelo CEO Performance Award, 2015 Performance Award, 2014 Performance Award and the 2013 Performance Award are treated as grants in fiscal year 2016 as the applicable performance targets were set in fiscal year 2016.
(6)	The Estimated Possible Payouts Under Equity Incentive Plan Awards is set forth for the fiscal year 2016 “stretch goal” transformational equity awards (“Transformational Awards”). No shares were earned by any Named Executive Officer under such Transformational Awards.

(7)	The Performance Awards are subject to the same quarterly revenue and EBITDA goals set by the Board of Directors for the applicable periods in fiscal year 2016. The quarterly revenue targets for the fourth year performance portion of the 2013 Performance Award; third year performance portion of the 2014 Performance Award; second year performance portion of the 2015 Performance Award; and the last two quarters of the first year performance portion and the first two quarters of the second year performance portion of the Rivelo CEO Performance Award (based on the Company’s performance in the first through fourth quarters of fiscal year 2016) were $495.0 million, $506.0 million, $527.0 million and $557.0 million and the quarterly EBITDA targets were $144.3 million, $142.7 million, $156.0 million and $176.6 million. The quarterly revenue and EBITDA targets for the first three quarters of the McAdam CEO Performance Award (based on the Company’s performance in the second, third and fourth quarters of fiscal year 2016) were the same as the Company’s second, third and fourth quarterly targets. For the four quarters of fiscal year 2016, the Company achieved 98.9%, 95.6%, 94.2% and 94.3% of the quarterly revenue target and 98.9%, 89.2%, 97.3% and 99.6% of the quarterly EBITDA target. As a result, the Named Executive Officers earned 98.9%, 93.7%, 95.2% and 95.9% of the performance-based equity awards for the four quarters of fiscal year 2016, respectively.

70% of these Performance Awards are based on achieving at least 80% of the revenue goal and the other 30% is based on achieving at least 80% of the EBITDA goal. The Performance Awards, if any, are paid on a quarterly basis linearly above 80% of the targeted goals with a maximum possible payout capped at 200%. For example, if the Named Executive Officer’s 2016 Performance Award is 10,000 RSUs and the Performance Award for a quarter is paid out at 100%, the Named Executive Officer would receive 2,500 RSUs.

At least 100% of both goals must be attained in order for the Performance Awards to be awarded over 100%. Each goal is evaluated individually and subject to the 80% achievement threshold, 100% over-achievement threshold and achievement capped at 200% above target. If 90% of the revenue goal and 85% of the EBITDA goal is achieved, the performance award for that quarter is paid out at 88.5%. If 90% of the revenue goal and 105% of the EBITDA is achieved, the EBITDA goal is capped at 100% and the performance award for that quarter is paid out at 93%. If 100% of the revenue goal and 120% of the EBITDA goal is achieved, the performance award for that quarter is paid out at 106% since both goals were achieved at 100% or more. The threshold payout represents 80% of the applicable Performance Awards, the target payout represents 100% of the applicable Performance Awards and the maximum capped achievement represents 200% of the applicable target Performance Awards.

The Transformational Awards were to be earned based on the Company’s achievement of product revenue growth for fiscal year 2016. No Transformational Awards would vest and be earned unless 5% product revenue growth was achieved for fiscal year 2016. 50% of the target award would vest and be earned upon achievement of 5% product revenue growth for fiscal year 2016, 100% of the target award would vest and be earned upon achievement of 6% product revenue growth for fiscal year 2016 and 200% of the target award would vest and be earned upon achievement of 9% product revenue growth for fiscal year 2016. The threshold 5% product revenue growth was not achieved for fiscal year 2016 and therefore, no Transformational Awards were vested or earned by the Named Executive Officers.

(8)	Represents 50% of the annual equity awards issued to Messrs. Rivelo, Reinland, Eames and Triebes in fiscal year 2016, which vest in equal quarterly increments over four years, until such portion of the grant is fully vested on November 1, 2019. For Mr. McAdam’s February 1, 2016 equity award, this represents 40% of his equity award, which vests in equal quarterly increments over one year, until such portion of the grant is fully vested on February 1, 2017. Mr. John DiLullo’s November 2, 2015 new hire equity award vests 25% on November 1, 2016 with the remaining 75% vesting in equal quarterly increments thereafter until such portion of the grant is fully vested on November 1, 2019. Mr. Benjamin Gibson’s August 1, 2016 new hire equity award vests 25% on August 1, 2017 with the remaining 75% vesting in equal quarterly increments thereafter until such portion of the grant is fully vested on August 1, 2020.

The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSUs vest and the shares are issued.

(9)	This column represents the aggregate grant date fair value of the RSUs treated as granted to Named Executive Officers in fiscal year 2016, computed in accordance with ASC Topic 718. The grant date fair value of the Performance Awards is calculated by multiplying the target payout number of RSUs by the closing price of the Common Stock on the applicable grant date, October 22, 2015 ($120.54), November 2, 2015 ($110.65), February 1, 2016 ($94.01) or August 1, 2016 ($123.70). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the Transformational Awards is treated as zero because on such date the Transformational Awards were not considered to be probable of being earned and in fact were not ultimately earned. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2016.

Outstanding Equity Awards at September 30, 2016

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
John McAdam	41,130	(2)	$5,126,443	11,966	(7)	$1,491,442
Manuel Rivelo(3)	—		—	—		$—
Andrew Reinland	21,552	(4)	$2,686,241	24,565	(8)	$3,061,782
John DiLullo	40,669	(5)	$5,068,984	3,013	(9)	$375,540
Edward J. Eames	21,552	(4)	$2,686,241	24,565	(8)	$3,061,782
Benjamin Gibson	28,295	(5)	$3,526,689	—		$—
Karl Triebes	21,552	(4)	$2,686,241	24,565	(8)	$3,061,782

(1)	No Named Executive Officer had options outstanding at September 30, 2016.
(2)	Comprised of the following equity awards: (i) 2,580 RSUs from the annual equity award issued in fiscal year 2013 which vest in equal quarterly increments through November 1, 2016; (ii) 13,419 RSUs from the annual equity award issued in fiscal year 2014 which vest in equal quarterly increments through November 1, 2017; (iii) 17,153 RSUs from the annual equity award issued in fiscal year 2015 which vest in equal quarterly increments through November 1, 2018; and (iv) 7,978 RSUs from the equity award issued on February 1, 2016 as set forth in footnote (7) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(3)	Mr. Rivelo separated from the Company during fiscal year 2016.
(4)	Comprised of the following equity awards: (i) 956 RSUs from the annual equity award issued in fiscal year 2013 which vest in equal quarterly increments through November 1, 2016; (ii) 4,735 RSUs from the annual equity award issued in fiscal year 2014 which vest in equal quarterly increments through November 1, 2017; (iii) 5,947 RSUs from the annual equity award issued in fiscal year 2015 which vest in equal quarterly increments through November 1, 2018; and (iv) 9,914 RSUs from the annual equity award issued in fiscal year 2016 as set forth in footnote (7) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(5)	Represents new hire awards issued in fiscal year 2016 to Messrs. DiLullo and Gibson. Mr. DiLullo’s award vests 25% on November 1, 2016 and the remaining 75% vests in equal quarterly increments through November 1, 2019. Mr. Gibson’s award vests 25% on August 1, 2017 and the remaining 75% vests in equal quarterly increments through August 1, 2020.
(6)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Common Stock ($124.64) on September 30, 2016.
(7)	Mr. McAdam’s February 1, 2016 equity award which vests in quarterly increments during the period ending February 1, 2017.
(8)	Comprised of the following equity awards: (i) 956 RSUs from the annual equity award issued in fiscal year 2013 which vest in quarterly increments during the period ending on November 1, 2016; (ii) 4,735 RSUs from the annual equity award issued in fiscal year 2014 which vest in quarterly increments during the period ending on November 1, 2017; (iii) 5,947 RSUs from the annual equity award issued in fiscal year 2015 which vest in equal quarterly increments through November 1, 2018; (iv) 9,914 RSUs from the annual equity award issued in fiscal year 2016 which vest in equal quarterly increments through November 1, 2019; and (v) 3,013 RSUs from a “stretch goal” Transformational Award issued on November 2, 2015 which were to vest 100% on November 1, 2016, subject to the Company achieving performance criteria and assuming target payout. No shares were earned by any Named Executive Officer under such Transformational Awards. The RSUs from the annual equity awards issued in fiscal years 2013, 2014, 2015 and 2016 for which the performance criteria have not been established as of September 30, 2016 have been treated as outstanding at target for purposes of this Table but are not yet treated as granted under ASC Topic 718.

(9)	Represents 3,013 RSUs from a “stretch goal” Transformational Award issued on November 2, 2015 which were to vest 100% on November 1, 2016, subject to the Company achieving performance criteria and assuming target payout. No shares were earned by any Named Executive Officer under such Transformational Awards.

Option Exercises and Stock Vested in Fiscal Year 2016

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
John McAdam	54,926	$6,072,842
Manuel Rivelo	16,005	$1,639,234
Andrew Reinland	24,599	$2,656,212
John DiLullo	—	—
Edward J. Eames	24,599	$2,656,212
Benjamin Gibson	—	—
Karl Triebes	24,599	$2,656,212

(1)	There were no option exercises in fiscal year 2016.
(2)	Amounts reflect the closing price of the Common Stock on the day the stock award vested, multiplied by the number of shares.

Potential Payments Upon Termination or Change of Control

Each of our Named Executive Officers is an “at-will” employee, and his employment may be terminated at any time with or without cause.

The Company has entered into change of control agreements with Messrs. Reinland, DiLullo, Eames and Gibson. These change of control agreements are “double trigger” agreements which provide a protection period of two years after a change of control during which the Named Executive Officer’s annual base salary and annual target incentive bonus cannot be reduced. In addition, each change of control agreement entitles the executive officer to severance benefits if his employment with the Company is terminated within two years after a change of control of the Company, unless such termination is (i) due to death or total disability, (ii) by the Company for cause, or (iii) by the executive officer without good reason. The amount of severance payable to the Named Executive Officers is one times the sum of the executive officer’s (a) annual salary at the highest rate in effect in the 12 months preceding the change of control date and (b) highest annual target incentive bonus in effect in the 12 months preceding the change of control date. In addition, each Named Executive Officer will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs, and payment by the Company of premiums for health insurance benefit continuation for one year after termination of the Named Executive Officer’s employment, outplacement services for a period of up to 12 months with a cost to the Company of up to $25,000, and vesting of equity awards. The change of control agreements do not include a tax gross up payment provision. If payments under the change of control agreements or otherwise would subject a Named Executive Officer to the IRS parachute excise tax, the Company would then either (i) reduce the payments to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the Named Executive Officer.

For purposes of the change of control agreements, a “change of control” is generally defined as (i) acquisition of beneficial ownership of at least 30% of our outstanding shares; (ii) the incumbent directors or those they approve cease to constitute a majority of the Board of Directors; (iii) a consummation of a reorganization, merger or consolidation unless, following such transaction: (A) more than 50% of the shares after the transaction are beneficially owned by persons who owned shares prior to the transaction in substantially the same proportions, (B) the incumbent Board members constitute more than 50% of the members of the Board, and (C) no person newly acquires beneficial ownership of at least 30% of the shares; (iv) the sale or other disposition of all or substantially all of our assets unless the conditions described above in (A), (B) and (C) are satisfied with respect to the entity which acquires such assets; or (v) our liquidation or dissolution. In addition, the RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. Named Executive Officers held no outstanding options as of September 30, 2016. The following table sets forth an estimate of the payments and benefits that Messrs. Reinland, DiLullo, Eames and Gibson, would have received if a change of control of the Company occurred on September 30, 2016 and termination of employment occurred immediately thereafter.

2016 Potential Payments Upon Termination or Change of Control Table(1)

Name	Benefit	Change of Control ($)	Termination After Change of Control($)(4)
Andrew Reinland	Severance Amount(2)	—	$855,000
	Prorated Target Bonus	—	$97,113
	Accelerated Vesting of RSUs(3)	$5,372,483	—
	Benefit coverage continuation	—	$24,633
	Outplacement services	—	$25,000

	Total	$5,372,483	$1,001,746

John DiLullo	Severance Amount(2)	—	$850,000
	Prorated Target Bonus	—	$101,909
	Accelerated Vesting of RSUs(3)	$5,068,984	—
	Benefit coverage continuation	—	$24,633
	Outplacement services	—	$25,000

	Total	$5,068,984	$1,001,542

Edward J. Eames	Severance Amount(2)	—	$921,000
	Prorated Target Bonus	—	$110,541
	Accelerated Vesting of RSUs(3)	$5,372,483	—
	Benefit coverage continuation	—	$24,633
	Outplacement services	—	$25,000

	Total	$5,372,483	$1,081,174

Benjamin Gibson	Severance Amount(2)	—	$720,000
	Prorated Target Bonus	—	$50,876
	Accelerated Vesting of RSUs(3)	$3,526,689	—
	Benefit coverage continuation	—	$24,633
	Outplacement services	—	$25,000

	Total	$3,526,689	$820,509

(1)	Assumes termination or change in control occurred on September 30, 2016.
(2)	The Severance Amount is the product of the NEO’s annual salary and annual target incentive bonus.
(3)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Common Stock ($124.64) on September 30, 2016. The value of the Transformational Awards for purposes of this column is treated as zero since they were not ultimately earned based on fiscal year 2016 performance. For informational purposes, assuming vesting of such Transformational Awards at target, the value calculated by multiplying the closing price of the Common Stock ($124.64) on September 30, 2016 is $375,540 for each of Messrs. Reinland, DiLullo and Eames.

(4)	Amounts in the column “Termination after Change in Control” reflect amounts payable to the Named Executive Officers if terminated within two years after a change of control. Note that the acceleration of RSUs occurs upon a Change of Control regardless of whether employment is terminated and such acceleration is shown in the column “Change of Control.”

Upon a Change of Control on September 30, 2016, Mr. McAdams’s 53,096 outstanding RSUs would have immediately vested (valued at $6,617,886 based on the closing price of Common Stock as of September 30, 2016 ($124.64)).

In connection with Mr. Rivelo’s resignation from the Company in December 2015 (approximately five-sixths through the first quarter of fiscal 2016), the Company and Mr. Rivelo entered into a waiver and non-competition agreement and general release of all claims, whereby Mr. Rivelo agreed to, among other things, non-competition, non-solicitation and non-disparagement obligations in exchange for Mr. Rivelo having the opportunity to continue to vest through February 2016 in 3,867 time-based restricted stock units and 3,867 performance-based restricted stock units assuming at target Company performance for the first quarter of fiscal 2016 (with such number of performance-based restricted stock units based on actual first quarter fiscal 2016 performance being 3,824). These restricted stock unit amounts represent approximately five-sixths of that number of restricted stock units that would have vested in February 2016 for the first quarter of fiscal 2016 if Mr. Rivelo’s service with the Company had not terminated. Mr. Rivelo forfeited the remainder of his restricted stock units. In addition, Mr. Rivelo received a cash bonus of $194,154 for the first quarter of fiscal year 2016 calculated in accordance with the Company’s executive compensation program for fiscal year 2016, which was prorated at five- sixths of the bonus amount that Mr. Rivelo would have been paid for the first quarter of fiscal year 2016 if his service with the Company had not terminated.

In connection with Mr. Triebes’ transition from the Company, on September 26, 2016, the Company and Mr. Triebes entered into a Separation and Consulting Agreement and General Release of All Claims (the “Separation Agreement”), whereby Mr. Triebes would continue his employment to provide consulting services to the Company through a separation date of January 1, 2017. As part of the Separation Agreement, Mr. Triebes agreed to, among other things, non-competition and non-solicitation obligations and a waiver and release of claims. In accordance with provision of his continued services to the Company, Mr. Triebes received his base salary through his separation date of January 1, 2017. In addition, following his separation date and subject to his execution of a further waiver and release of claims through such date, Mr. Triebes will receive a lump sum payment of $1,084,400 less applicable deductions and taxes, which amount will include his target cash bonus for the first quarter of fiscal year 2017 and a payment which may be used to pay for COBRA coverage or otherwise. Further, pursuant to his continuing relationship with the Company, Mr. Triebes vested in his outstanding RSUs scheduled to vest on November 1, 2016 in the amount of 3,327 time-based RSUs and 3,189 performance-based RSUs (valued at $892,562 based on the closing price of Common Stock as of November 1, 2016 ($136.98)), and forfeited the remainder of his unvested restricted stock units on his separation date of January 1, 2017. Upon a Change of Control on September 30, 2016, Mr. Triebes’ then outstanding 43,104 RSUs (assuming at target Company performance for the first quarter of fiscal 2017 )(without regard to the 3,013 target Transformational Awards) would have immediately vested (valued at $5,372,483 based on the closing price of Common Stock as of September 30, 2016 ($124.64)).

As discussed in the Compensation Discussion and Analysis, in connection with the hiring of Mr. Gibson, the Company provided Mr. Gibson with a written agreement providing that should the Company terminate his employment during the first twelve (12) months of his employment without “Cause” as that term is defined in the Company’s standard form Change of Control agreement it would pay him a severance amount equal to his first year salary and executive incentive compensation at target.

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2016.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(4)		Total ($)
A. Gary Ames	$95,302		$250,088		$345,390
Sandra E. Bergeron	$89,270	(3)	$250,088		$339,358
Deborah L. Bevier	$105,000		$250,088		$355,088
Jonathan C. Chadwick	$100,000		$250,088		$350,088
Michael L. Dreyer	$92,500		$250,088		$342,588
Alan J. Higginson	$169,091	(3)	$250,088		$419,179
Peter S. Klein	$80,000		$250,088		$330,088
John McAdam		(1)		(1)		(1)
Stephen M. Smith	$83,901		$250,088		$333,989

(1)	Director compensation paid to John McAdam is reflected in the Summary of Compensation Table and covers his service as Chairman of the Board between October 1, 2015 to December 13, 2015.
(2)	Represents the aggregate annual retainers, Board of Directors chair retainer, committee chair retainers and member committee fees. Non-employee directors of the Company are currently paid $60,000 annually for their services as members of the Board of Directors. During fiscal year 2016 Chairs of the Audit and Compensation Committees were paid an additional $20,000 and $12,500, respectively, annually. Chair of the Nominating and Corporate Governance Committee received $10,000 annually from October 1, 2015 to March 9, 2016 and $12,500 annually from March 10, 2016 to September 30, 2016. The Chairman of the Board of Directors receives an additional $100,000 paid annually. The Lead Independent Director, as applicable, receives an additional $25,000 paid annually. In addition, the members of the Audit and Compensation, Committees (including the Committee chairs) are paid annual payments of $20,000 and $12,500 respectively. Members of the Nominating and Corporate Governance Committee (including the Committee chair) were paid annual payments of $10,000 from October 1, 2015 to March 9, 2016 and $12,500 annually from March 10, 2016 to September 30, 2016. Directors receive cash fees in quarterly installments. Ms. Bergeron served a partial year as a member of the Audit Committee from October 1, 2015 to March 9, 2016 at which time she began serving as a member of the Compensation Committee through July 31, 2016. Effective August 1, 2016 Ms. Bergeron was appointed Chair of the Compensation Committee. Ms. Bevier served a partial year as a Chair of the Compensation Committee from October 1, 2015 to July 31, 2016 at which time she continued her service on the Compensation Committee as a member. Mr. Higginson served as Lead Independent Director from October 1, 2015 to December 13, 2015 at which time he was appointed to the Chairman of the Board position through the fiscal year end. The Directors, with the exception of Mses. Bergeron and Bevier, served the full fiscal year as a member of the committees as designated in the Director Nominee table above in the Proxy Summary. The following table provides a breakdown of fees earned or paid in cash:

Name	Annual Retainers ($)		Board and Committee Chair Fees ($)		Member Committee Fees ($)		Total ($)
A. Gary Ames	$60,000		$11,401		$23,901		$95,302
Sandra E. Bergeron	$60,000		$2,072		$27,198		$89,270
Deborah L. Bevier	$60,000		$12,500		$32,500		$105,000
Jonathan C. Chadwick	$60,000		$20,000		$20,000		$100,000
Michael L. Dreyer	$60,000		$0		$32,500		$92,500
Alan J. Higginson	$60,000		$85,190		$23,901		$169,091
Peter S. Klein	$60,000		$0		$20,000		$80,000
John McAdam		(1)		(1)		(1)		(1)
Stephen M. Smith	$60,000		$0		$23,901		$83,901

(3)	$2,072 and $5,027 was earned in fiscal year 2016 but will be paid out in fiscal year 2017 to Ms. Bergeron and Mr. Higginson respectfully.
(4)	This column represents the aggregate grant date fair value of RSUs granted to directors in the applicable year computed in accordance with ASC Topic 718 and determined as of the grant date. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2016. On March 10, 2016, the Board of Directors approved the recommendations of the Compensation Committee that each non-employee director, except for Mr. McAdam, receive a grant on March 10, 2016 of RSUs representing the right to receive 2,540 shares of Common Stock under the 2014 Plan (with a grant date fair value of $250,088 in accordance with ASC Topic 718), which will fully vest on March 8, 2017 if the non-employee director continues to serve as a director on that date. As of September 30, 2016, except for Mr. McAdam, these 2,540 RSUs awarded to each non-employee director were the only RSUs held by each such director, and they were not yet vested. See the Outstanding Equity Awards at September 30, 2016 table for the RSUs held by Mr. McAdam.

Report of the Audit Committee

The Audit Committee consists of four directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, located at http://www.f5.com/pdf/f5/f5-audit-committee-charter-2013.pdf.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2016, matters relating to the Company’s internal controls over financial reporting, and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended September 30, 2016 be included in our annual report on Form 10-K for 2016 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.

Members of the Audit Committee:

Deborah L. Bevier

Jonathan C. Chadwick, Chair

Michael L. Dreyer

Peter S. Klein

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2016 and 2015:

	Years Ended September 30,
Fee Category	2016	2015
Audit Fees	$1,715,359	$1,636,896
Audit-Related Fees	$—	$—
Tax Fees	$215,705	$186,360
All Other Fees	$5,400	$5,400

Total Fees	$1,936,464	$1,828,656

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and financial accounting and reporting standards, and other services related to registration statements and public offerings.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of a software licensing fee.

Audit Committee Pre-Approval Procedures

The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal year 2016, all audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination

The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 6, 2017 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on January 6, 2017, (b) each director and nominee for director of the Company, (c) the Named Executive Officers, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Outstanding(2)
BlackRock, Inc.(3)	4,338,185	6.7%
55 East 52nd Street, New York, New York 10055
The Vanguard Group(4)	6,120,313	9.5%
100 Vanguard Blvd., Malvern, PA 19355
John McAdam(5)	49,560	*
Manuel Rivelo	17,414	*
Andrew Reinland(6)	17,571	*
John DiLullo(7)	3,157	*
Edward J. Eames(8)	27,636	*
Benjamin Gibson	—	*
Karl Triebes	10,746	*
A. Gary Ames	9,073	*
Sandra E. Bergeron	6,620	*
Deborah L. Bevier	5,412	*
Jonathan C. Chadwick	10,183	*
Michael L. Dreyer	7,078	*
Alan J. Higginson	16,310	*
Peter S. Klein	2,332	*
Stephen M. Smith	6,620	*
All directors and executive officers as a group (17 people)(9)	170,591	*

*	less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.
(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire beneficial ownership within 60 days after January 6, 2017. Except as otherwise noted, to the Company’s knowledge each person or entity has sole voting and investment power with respect to the shares shown.
(3)	As reported by BlackRock, Inc. in a Schedule 13G/A filed on February 10, 2016.
(4)	As reported by The Vanguard Group in a Schedule 13G/A filed on February 10, 2016.
(5)	Includes 15,878 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 6, 2017. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(6)	Includes 918 shares of Common Stock held by Mr. Reinland’s spouse, as to which Mr. Reinland disclaims beneficial ownership. Includes 2,986 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 6, 2017. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.

(7)	Includes 3,157 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 6, 2017. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(8)	Includes 2,986 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 6, 2017. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
(9)	Includes 27,679 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 6, 2017. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (4) and (5) to the Grants of Plan-Based Awards in Fiscal Year 2016 Table.

Equity Compensation Plan Information

The following table provides information as of September 30, 2016 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

					Column C
Plan Category	Column A Number of securities to be issued upon exercise of outstanding options and rights		Column B Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (total securities authorized but unissued under the plans, less Column A)
Equity compensation plans approved by security holders(1)	1,621,431	(2)	$3.13	(3)	4,666,443	(4)
Equity compensation plans not approved by security holders(5)	32,054		$31.17		—

Total(6)	1,653,485		$21.84		4,666,443

(1)	Consists of the F5 Networks, Inc. Assumed LineRate Systems Inc. Third Amended and Restated 2009 Equity Incentive Plan (the “LineRate 2009 Plan”), F5 Networks, Inc. Assumed Defense.Net, Inc. 2012 Stock Option and Grant Plan (the “Defense.net 2012 Plan”) and the F5 Networks, Inc. 2014 Incentive Plan (the “2014 Incentive Plan”). No additional options may be granted under the LineRate 2009 Plan or Defense.net 2012 Plan. As of the date of assumption of the LineRate 2009 Plan, there were options to purchase 55,343 shares outstanding under the LineRate 2009 Plan, with a weighted average exercise price of $1.32. As of the date of assumption of the Defense.net 2012 Plan, there were options to purchase 10,088 shares outstanding under the Defense.net 2012 Plan, with a weighted average exercise price of $3.68.
(2)	Includes 1,000 shares issuable upon exercise of outstanding options granted under the LineRate 2009 Plan, 3,181 shares issuable upon exercise of outstanding options granted under the Defense.net 2012 Plan and 1,617,250 shares issuable upon vesting of outstanding RSUs granted under the 2014 Incentive Plan. Also included are performance based RSU awards reported as outstanding at maximum achievement — 200% of the target award.
(3)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, including performance based RSU awards, which have no exercise price.
(4)	Includes 1,596,248 shares reserved for issuance under the 2011 Employee Stock Purchase Plan (“ESPP Plan”).
(5)	Consists of the F5 Networks, Inc. Assumed Acopia Networks Inc. 2001 Stock Incentive Plan (the “Acopia 2001 Plan”), F5 Networks, Inc. Assumed Traffix Communication Systems Ltd. 2007 Israeli Employee

Share Option Plan (the “Traffix 2007 Plan”), F5 Networks, Inc. LineRate Acquisition Equity Incentive Plan (the “LineRate Acquisition Plan”), F5 Networks, Inc. Versafe Acquisition Equity Incentive Plan (the “Versafe Acquisition Plan”) and F5 Networks, Inc. Defense.Net Acquisition Equity Incentive Plan (the “Defense.net Acquisition Plan”). The material features of each of these equity compensation plans are set forth in Note 6 in our financial statements, “Stock-based Compensation” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2016. As of the date of assumption of the Acopia 2001 Plan, there were options to purchase 426,821 shares outstanding under the Acopia 2001 Plan, with a weighted average exercise price of $18.94. As of the date of assumption of the Traffix 2007 Plan, there were options to purchase 74,347 shares outstanding under the Traffix 2007 Plan, with a weighted average exercise price of $3.70. The Company terminated the Acopia 2001 Plan effective November 1, 2008 and no additional shares may be issued from those Plans. The Company terminated the Traffix 2007 Plan, LineRate Acquisition Plan and the Versafe Acquisition Plan effective January 3, 2014 and no additional shares may be issued from those Plans. The Company terminated the Defense.net Acquisition Plan effective January 5, 2015 and no additional shares may be issued from this Plan.
(6)	As of January 6, 2017, for all equity compensation plans, the number of securities to be issued upon exercise of outstanding options and rights totaled 2,445,392, which includes 8,697 shares issuable upon the vesting of outstanding options at a weighted-average exercise price of $23.98 and a weighted-average remaining option term of 2.37 years, and 2,436,695 shares issuable upon vesting of RSUs (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum). As of January 6, 2017, the number of securities remaining available for future issuance under all equity compensation plans totaled 3,346,190, which includes 1,383,203 shares reserved for issuance under the ESPP and 1,962,987 shares reserved for issuance under the 2014 Incentive Plan (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum). As of January 6, 2017, there were no securities remaining available for future issuance in connection with new awards under the equity compensation plans not approved by security holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires each of the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act to file reports of their ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all related Section 16(a) reports they file. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all applicable Section 16(a) filing requirements related to transactions in Company securities were timely satisfied during fiscal year 2016.

PROPOSAL 1: ELECTION OF NINE DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of nine directors nominated by the Board of Directors to serve until the annual meeting of shareholders for fiscal year 2017, and until their successors are elected and qualified. The Board of Directors has unanimously nominated A. Gary Ames, Sandra E. Bergeron, Deborah L. Bevier, Jonathan C. Chadwick, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, John McAdam and Stephen M. Smith for election to the Board of Directors. The nominees indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. At the Annual Meeting, the proxies being solicited will be voted for no more than nine nominees.

Majority Vote Standard for Director Election

The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote in an uncontested election and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within 90 days after the certification of the shareholder vote will disclose publicly its decision. No director who fails to receive a majority vote in an uncontested election will participate in the Nominating and Corporate Governance Committee’s recommendation or Board of Directors’ decision about filling his or her office.

For additional information, the complete Bylaws are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES.

PROPOSAL 2. APPROVAL OF THE 2014 INCENTIVE PLAN

At the Annual Meeting, the shareholders of the Company will be asked to approve the F5 Networks, Inc. 2014 Incentive Plan (“Amended Plan”), which amends and restates the 2014 Incentive Plan (“Plan”). The primary change in the Amended Plan is to increase the number of shares of Common Stock available for purchase under the Plan by 1,100,000 shares.

The Plan is the Company’s primary equity incentive plan. Currently, there are no other equity incentive plans from which the Company can issue options and stock units. As of January 6, 2017, 2,076,109 shares remained available for the future grant of equity awards under the Plan (in accordance with ASC Topic 718, the Company’s performance-based awards are not treated as granted until the performance metrics are determined).

The Amended Plan was approved by the Board of Directors on January 20, 2017 and will become effective upon receipt of the shareholders’ approval at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on the proposal at the Annual Meeting is required to adopt the Amended Plan.

The Board of Directors believes that the Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares should be reserved for use under the Plan to enable the Company to attract and retain key employees through the granting of awards under the Plan. The proposed increase in the number of shares under the Plan is not required or intended to cover awards previously made under the Plan. As such, no new plan benefits have been granted to date, and future awards under the Amended Plan are not yet determinable. In the event that the required votes to approve the Amended Plan are not obtained, the Amended Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the Plan as currently in effect and subject to applicable law.

In setting the number of proposed additional shares issuable under the Amended Plan, the Compensation Committee and the Board considered a number of factors including: shares currently available under the Plan and how long the shares available (both currently and assuming the approval by the shareholders of this Proposal 2) are expected to last; historical equity award granting practices; impact of equity awards under the Plan and expected value transfer and dilution.

In fiscal years 2014 to 2016, the Company used 4,778,818 of the shares authorized under the Plan to make equity awards (in accordance with ASC Topic 718, the Company’s performance-based awards are not treated as granted until the performance metrics are determined). The approximate annual “run rate” for fiscal years 2014 to 2016 was on average 2.23% per year, based on the number of shares subject to all equity awards made under the Plan during each of the three fiscal year period (in accordance with ASC Topic 718, the Company’s performance-based awards are not treated as granted until the performance metrics are determined) divided by the average number of shares of Common Stock outstanding as reported in the Form 10-Ks for each of the three fiscal year end periods. Based on our current grant practices and possible business growth, stock price, competitive pay practices and our continued use of performance awards, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately two (2) years.

Based on 64,787,534 (A) shares outstanding as of January 6, 2017, if all 2,305,116 (B) shares subject to outstanding awards under the Plan and all 2,076,109 (C) shares available for future awards under the Plan are ultimately issued, the shareholder dilution would be 6.33%. (Both outstanding and remaining shares available set forth in the preceding sentence were in accordance with ASC Topic 718, the Company’s performance-based awards are not treated as granted until the performance metrics are determined). If all of the additional 1,100,000 (D) shares authorized by the Amended Plan are also ultimately issued, the shareholder dilution would be 7.80%. [6.33% dilution = (B+C)/(A+B+C)] [7.80% dilution = (B+C+D)/(A+B+C+D)] In fiscal years 2014 to 2016, F5 repurchased 18,134,605 shares in accordance with its share repurchase program.

In addition, the Company considered the shareholder value transfer and dilution policies of certain major shareholders and proxy advisory firms.

One of the requirements of Section 162(m) of the Code is that at least every five years shareholders must approve the types of performance criteria pursuant to which incentive compensation is intended to qualify as “performance-based compensation”. Approval of Proposal 2 is intended to constitute shareholder approval of the material terms of the Amended Plan and the performance criteria set forth therein for purposes of Section 162(m) of the Code.

Summary of the Plan

A copy of the Amended Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description is a summary and does not purport to be a complete description and is qualified in its entirety by reference to the text of the Amended Plan set forth in Appendix A. See Appendix A for more detailed information.

General. The Plan provides for grants of nonstatutory stock options (“NSOs”), which are options that do not qualify as incentive stock options under Section 422 of the Code, and stock units to employees, including officers, or directors of and consultants to the Company or any affiliate of the Company. The Plan in addition to providing for such awards also specifically provides for performance shares, performance units, stock awards, stock appreciation rights and other cash-based awards or incentives payable in cash or in shares. The Plan also permits substitute awards in connection with a transaction without such awards reducing the number of shares available for new awards under the Plan. As of January 6, 2017, approximately 4,466 employees and 8 non-employee directors are eligible to participate in the Plan. Shares subject to awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the Plan. The Plan does not include an automatic share replenishment (“evergreen”) feature.

The Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”) administers the Plan. The Administrator has broad discretionary authority to determine which recipients and what types of awards are to be granted, including the exercise price, if any, applicable to awards, the number of shares subject to awards, the vesting and/or exercisability of awards and any other terms and conditions (including forfeiture conditions) that apply to awards. Any award may be granted either alone or in tandem with other awards.

The Board of Directors may amend the Plan; provided that no amendment will be effective unless approved by the shareholders of the Company if shareholder approval is necessary to satisfy applicable laws or stock exchange listing requirements. In addition, shareholder approval is required if the exercise price of any outstanding option is to be reduced (other than as a result of certain adjustments to outstanding awards to reflect corporate capital transactions, such as stock splits, a change in control of the Company or other reorganizations). The Plan provides for termination on March 12, 2024, unless the Plan is terminated sooner by the Board of Directors.

If any change is made to the Common Stock without receipt of consideration by the Company (through merger, reorganization, stock split, stock dividend, combination of shares or similar change to the capital structure), the Plan and each outstanding award will be appropriately adjusted in (1) the number and kind of shares subject to the Plan, (2) the share limitations set forth in the Plan (including the limit of 2,000,000 shares that may be granted to any employee in any fiscal year), (3) the number and kind of shares covered by each outstanding award and (4) the exercise or purchase price per share subject to each outstanding award.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during any single year to the Company’s Chief Executive Officer or any of the three other most highly compensated officers (excluding the Company’s principal accounting officer). Certain “performance-based compensation” is specifically exempt from this deduction limit if it meets the requirements specified in Section 162(m) of the Code and the regulations thereunder. One of the requirements for equity compensation awards, such as stock options, to qualify as performance-based compensation is that the shareholder-approved plan under which the awards are granted must include a limit on the number of shares granted to an individual under the plan. Accordingly, the Plan provides that no employee may be granted awards under the Plan covering more than 2,000,000 shares in any fiscal year. Similarly, one of the requirements for cash awards to qualify as performance-based compensation is that the shareholder-approved plan under which the awards are granted must include a dollar limit on the cash award granted to an individual under the plan. Accordingly, the Plan which includes cash awards provides that no employee may be granted a cash award under the Plan of more than five million dollars in any fiscal year. Stock awards and stock units with service-based vesting generally would not qualify as performance-based compensation so that compensation amounts arising in connection with such stock awards and stock units may be subject to this deduction limitation rule. The Company may grant awards including performance-based awards which do not qualify as performance-based compensation under Section 162(m) of the Code. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurances can be given, that compensation even if intended by the Company to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so.

Options. Any Options granted under the Plan are NSOs. The term of options granted under the Plan may not exceed 10 years. An optionee may not transfer options other than by will or the laws of descent or distribution. The per share exercise price of all options must be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The closing price of the Common Stock as reported on the Nasdaq Global Select Market on January 6, 2017 was $ 144.45 per share. The Plan permits payment of an exercise price to be made by cash, check, wire transfer, other shares of Company Common Stock, broker assisted same-day sales, any other form of consideration permitted by applicable law and acceptable to the Board of Directors or any combination thereof. Options granted under the Plan vest at the rate specified in the option agreement.

Stock Units and Stock Awards. Stock Units under the Plan give the right to receive shares of Common Stock. Stock awards are awards of restricted or unrestricted shares of Common Stock. Each stock unit or stock award agreement will contain provisions regarding (1) the number of shares subject to such award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance or other criteria, if any, that will determine the number of shares vested, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Board of Directors or other administrator of the Plan, (5) restrictions on the transferability of the award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. In the event that a participant’s relationship with the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant that have not vested or which are otherwise subject to forfeiture conditions. Rights under a stock unit or stock award agreement may not be transferred other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. A stock appreciation right (SAR) under the Plan would entitle a participant to receive a payment, in cash, shares of Common Stock, or a combination of both, in an amount equal to the difference between the fair market value of our Common Stock at the time of exercise and the grant price of the award, which may not be lower than the fair market value of our Common Stock on the day of grant. SARs may be exercised during a period of time of up to ten years after the grant date, as determined by the Administrator. Stock appreciation rights may be granted alone or in tandem with options or in any combination of these forms. Upon exercise of a stock appreciation right, a participant will receive payment in an amount equal to the product of the excess of the fair market value of a share of our Common Stock on the date of exercise over the base price multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised.

Performance Shares and Performance Units. A grant of performance shares or performance units under the Plan would entitle a participant to receive cash, shares of Common Stock (which may be in the form of restricted stock or stock units), or a combination of both, based on the degree of achievement of pre-established performance criteria over a performance period, as determined by the Administrator. The Administrator has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the Plan’s stated limits), the performance period, performance criteria (which may be based on Company, group, unit, individual or other performance), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. The Administrator may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code using “qualifying performance criteria” described below.

Qualifying Performance Criteria. The Administrator may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of Common Stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other criteria based on Company, group, unit, individual or other performance. In addition, the Administrator may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more qualifying performance criteria selected by the Administrator and specified at the time the award is granted. Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Qualifying performance criteria may be any one or more of the following performance criteria: revenue; earnings before all or any of interest expense, taxes, depreciation and amortization; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; net worth; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); sales (net, gross or growth measured by product line, territory, customers or other category); market share; operating margins; profits; profit margins; peer group performance; return on equity; stock price appreciation; total shareholder return; industry indices; costs; cost control; capital expenditures; strategic initiatives; market share; net income; achievement of balance sheet or income statement objectives; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; or profitability of an identifiable business unit or product.

The qualifying performance criteria may be applied either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually, cumulatively over a period of years, or other period as determined by the Committee, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group. In addition, the Administrator may provide that qualifying performance criteria be adjusted as determined appropriate by the Administrator to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances.

The Administrator, to the extent consistent with “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent deemed appropriate by the Administrator, they shall be prescribed in a form intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

No Repricing without Shareholder Approval. The Plan also provides that options and stock appreciation rights may not be repriced without shareholder approval, subject to the Plan’s adjustment provisions for changes in capitalization, such as stock splits, a change in control of the Company or other transactions.

Non-US Jurisdictions. Under the Plan, the Administrator specifically has the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States to ensure the viability of the benefits from awards granted to participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.

Transaction Adjustments. Subject to the provisions of any award agreement, upon certain changes in control of the Company as provided under the Plan, the surviving entity will either assume or substitute all outstanding awards under the Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or any affiliate of the Company has not terminated before the change in control, the vesting of 50% of these awards (and the time during which these awards may be exercised) will accelerate and the awards will terminate if not exercised before the change in control.

Awards Granted to Certain Persons. All awards to directors, executive officers, and employees under the Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time. No awards have been granted that are contingent on the approval of the Amended Plan. As of January 6, 2017, there were (i) no shares of Common Stock subject to outstanding options; and (ii) 2,305,116 shares of Common Stock subject to outstanding unvested stock units (in accordance with ASC Topic 718, the Company’s performance-based awards are not treated as granted until the performance metrics are determined).

Since the initial approval of the Plan in 2005 through January 6, 2017, the following number of stock options have been granted under the Plan to the individuals and groups described in the table.

Name and Position/Group	Number of Options Granted
John McAdam	0
President and Chief Executive Officer
Manuel Rivelo	0
Former President and Chief Executive Officer
Andrew Reinland	0
Executive VP and Chief Financial Officer
John DiLullo	0
Executive VP of Worldwide Sales
Edward J. Eames	0
Executive VP of Business Operations
Benjamin Gibson	0
Executive VP of Marketing
Karl Triebes	0
Former Executive VP of Product Development and Chief Technical Officer

Name and Position/Group	Number of Options Granted
Executive Group	0
Non-Executive Director Group	75,000
Non-Executive Officer Employee Group	0

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Stock option grants under the Plan are intended to be NSOs. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company at that time. Under current tax laws, if a participant exercises a NSO as to vested shares (meaning, shares that are not subject to a substantial risk of forfeiture as further described below), he or she will recognize compensation income equal to the difference between the fair market value of the Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its income tax return. Options granted under the Plan will generally not permit recipients to exercise the options as to unvested shares.

Generally, recipients of stock units, stock awards or performance shares (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, income tax is paid on the value of the stock at ordinary income rates when shares are no longer subject to a “substantial risk of forfeiture” or the units are converted to shares of Common Stock no longer subject to a “substantial risk of forfeiture”, and then at capital gain rates when the shares are sold. In certain cases, the participant may be eligible to make an election under Section 83(b) of the Code, in which case the timing of the tax recognition event and the amount of income recognized will differ from that described above.

A recipient of a performance unit or contingent right to cash generally will not have taxable income upon such grant. Taxation will generally occur when the performance unit or cash become payable. At that time, the recipient will generally recognize ordinary income equal to the amount then paid.

Section 162(m) Limitations. As discussed above, as a public company, the Company is subject to the tax-deduction rule of Section 162(m) of the Code (applicable to compensation in excess of $1 million paid to certain of the Company’s executive officers during any year). The Plan includes a limitation on the number of shares that may be granted subject to awards made to an employee during any fiscal year to permit, but not require, the Company to qualify certain awards granted under the Plan as performance-based compensation, which is excepted from the general tax-deduction rule. The Section 162(m) stock limit in the Plan is 2,000,000 shares for an employee per fiscal year. Under the Plan, there is a limit of five million dollar cash award for an employee during a fiscal year. Stock options issued under the Plan will generally qualify as performance-based compensation with an exercise price equal to at least the fair market value of the underlying stock on the date of grant, while stock units and stock awards with service based vesting will generally not qualify as performance-based compensation, and therefore compensation amounts arising in connection with stock units and stock awards with service based vesting may be subject to the Section 162(m) tax deduction rule.

Section 162(m) generally limits the otherwise allowable deduction to $1,000,000 for each covered executive except to the extent the compensation was “performance-based.” Compensation may generally be “performance-based” for purposes of IRC Section 162(m) purposes if:

•	The compensation is paid only if the executive officer meets one or more objective performance goals;

•	The performance goals are established in writing by a compensation committee of the board of directors consisting of at least two members — all outside directors — before it is known whether the executive will meet the performance goals;

•	The material terms of the plan or policy under which the compensation will be paid, including the executive officers who are eligible to receive compensation under the plan or policy, a description of the business criteria on which the specific performance goals will be based, and either the maximum amount of compensation that may be paid or a formula for calculating the maximum amount, are disclosed to and approved by shareholders before the compensation is paid, and if the compensation committee may change the performance goals, re-approved by shareholders at least every five years; and

•	The compensation committee certifies in writing that the executive officer has met the performance goals.

Section 409A of the Code. If an award under the Plan constitutes nonqualified deferred compensation that is subject to Section 409A of the Code, certain requirements must be met (e.g., rules regarding deferral elections, distributions and acceleration of benefits). If the requirements are not satisfied, the participant may have to include an amount in income currently (or, if later, when no longer subject to a substantial risk of forfeiture), and may be subject to an additional tax equal to 20% of the amount included in income plus interest from the date of deferral (at the IRS underpayment rate plus 1%). NSOs are generally exempted from the requirements of Section 409A of the Code if certain requirements are satisfied (e.g., if the exercise price can never be less than the fair market value of the stock on the grant date).

To the extent that the payments or benefits provided under the Plan are considered deferred compensation subject to Section 409A of the Code, the Company intends for the Plan to comply with the standards for nonqualified deferred compensation established by Section 409A. The Plan includes additional language regarding compliance with Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF 2014 INCENTIVE PLAN AS AMENDED AND RESTATED

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors requests that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017. If the shareholders do not so ratify, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our shareholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company is presenting this proposal which gives shareholders the opportunity to endorse or not endorse our executive compensation programs through an advisory vote for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on the advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related disclosures in the proxy statement.”

•	As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” beginning at page 22, our executive compensation programs are designed to directly link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value. We believe that our executive compensation programs have achieved these objectives and the Board of Directors urges shareholders to approve the compensation of our named executive officers by voting FOR the resolution set forth above. At the Annual Meeting for fiscal year 2015, over 87% of the votes cast supported the Company’s executive compensation resolution. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors:

The Company’s Strong Performance

•	Record annual revenue $2.0 billion, up 4% over FY15.

•	Record cash flows from operations of $712 million.

•	Record GAAP net income of $366 million.

•	$700 million returned to shareholders through stock buybacks.

•	F5 was named America’s Most JUST Company in the Technology Hardware & Equipment industry sector in 2016 by Forbes in a survey celebrating companies whose company values include transparency, worker pay and benefits, supply chain impact, Community Wellbeing, Leadership, Ethics, Environmental Impact and others.

•	Puget Sound Business Journal Leadership in Innovation & Technology: Innovation All-Star Award for Public Companies

•	Corporate Champions Board Diversity: F5 was honored at the Women’s Forum of New York for having over 20% of our board held by women

•	Women of the Channel: F5 had four of its female channel leaders recognized in the honors program from CRN Magazine / The Channel Company celebrating women whose channel expertise and vision are deserving of recognition.

•	20/20 Diversity Awards: F5 was recognized in this national campaign to increase the percentage of women on U.S. company boards to 20% or greater by the year 2020 as already having met that mark

•	2016 Employees Choice Awards: F5 has been named a “Best Place to Work” in the U.S., based on the Glassdoor 2016 Employees’ Choice Awards

Compensation and Governance Programs

•	We emphasize pay for performance and correlate executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.

•	The majority of our President and CEO’s compensation is incentive-based compensation and is at risk if certain threshold performance metrics are not achieved.

•	Our compensation programs do not encourage excessive or unnecessary risks that could have a material adverse effect on the Company’s value or operating results.

•	We conduct an annual review of our executive compensation programs and utilize peer and survey group data to evaluate these programs and to ensure that they achieve the desired goals and objectives.

•	In fiscal 2013, we lengthened from three to four years the vesting period for the annual equity awards issued to the executive officers.

•	We have adopted stock ownership and stock holding guidelines for our executive officers to further ensure that the interests of the executive officers are aligned with those of our shareholders.

•	We have a policy which prohibits executive officers from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, executive officers are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•	The shareholder advisory vote on executive compensation for fiscal year 2015 was approved by over 87% of the votes cast.

•	We believe the revenue and EBITDA targets used for the incentive compensation and performance-based equity awards programs are the most appropriate measurements for these programs as the Company’s ability to deliver consistent and strong financial performance is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The targets approved by the Compensation Committee each fiscal year require solid execution by the executive team.

•	We conduct a shareholder advisory vote on executive compensation on an annual basis and meet regularly with shareholders and analysts. The Committee believes that the results of last year’s vote where the proposal met with over 87% shareholder approval represents a high level of approval of the Company’s executive compensation plan.

As an advisory vote, this proposal is not binding on the Company. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES

PROPOSAL 5. ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the Company should include an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and related disclosures in the proxy statement) once every one year, two years, or three years.”

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation be conducted once every year for the following reasons:

•	Our executive compensation program is designed to link executive officer compensation to, and reward our executive officers for, improvements in the Company’s financial performance and the creation of long-term shareholder value. The Incentive Plan for our executive officers is based on financial targets the Board believes are fundamental to the creation of long-term shareholder value and further align the interests of the executive officers with the interests of our shareholders. Annual reviews of the executive compensation programs will allow us to be responsive to feedback from the shareholder community.

•	We are committed to strong and responsive corporate governance. The Board of Directors is committed to maintaining a strong corporate governance system and being responsive and accountable to our shareholders. As the shareholders previously expressed in the last advisory vote on the frequency of an advisory vote on executive compensation a strong preference for annual reviews of our executive compensation programs, the Board believes a continued annual vote is appropriate based upon the wishes of our shareholders. Shareholders can provide input to the Board of Directors on executive compensation or other matters as described above under “Communications with Directors,” or in person by attending our annual meeting of shareholders.

For the purposes of this Proposal 5, the Company will treat the option selected by the affirmative vote of a plurality of shares present and entitled to vote as the option approved by the shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE OPTION OF ONCE EVERY YEAR FOR THE FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2017

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2017 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our Common Stock in accordance with Rule 14a-8(b), to our principal executive offices in care of our Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on September 29, 2017. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In addition, the Company’s Bylaws provide that any shareholder intending to propose any nominations or other business at our annual meeting for fiscal year 2017 must provide advance notice and such advance notice must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices not later than: (a) the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, which in the case of the annual meeting for fiscal year 2017 would mean no earlier than November 8, 2017, and no later than December 8, 2017, or (b) in the case of precatory (non-binding) proposals presented under Rule 14a-8, the close of business (5:00 p.m. Pacific Time) on September 29, 2017. However, the Bylaws also provide that in the event the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than: (a) the close of business on the ninetieth (90th) day prior to such annual meeting, and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company, or (b) in the case of precatory (non-binding) proposals presented under Rule 14a-8, a reasonable time before the company begins to print and send its proxy materials. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder and the shareholder associated person (if any) proposing such business, (C) the class and number of shares of the Company that are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act or the Company’s Bylaws, in such shareholder’s capacity as a proponent of a shareholder proposal. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Shareholder nominations for the Board of Directors must also meet the other notice and content requirements of the Company’s Bylaws.

A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and Annual Reports to Shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to Shareholders for fiscal 2016 (the “2016 Annual Report”) and this Proxy Statement to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.

The 2016 Annual Report and this Proxy Statement may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the 2016 Annual Report and this Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2016 Annual Report or this Proxy Statement, shareholders should contact the Company at: Investor Relations, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is (206) 272-5555.

If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s Annual Report to Shareholders or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s Annual Report to Shareholders or Proxy Statement in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your broker, nominee or other holder of record to request information about householding.

By Order of the Board of Directors

Scot F. Rogers

Secretary

Appendix A

F5 NETWORKS, INC.

2014 INCENTIVE PLAN

1. PURPOSES.

(a) Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock or from Company performance through the granting of Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Award” means any right granted under the Plan, including an Option, Stock Award, Stock Unit, Stock Appreciation Right, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in Shares as may be designated by the Committee from time to time.

(d) “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee appointed by the Board in accordance with subsection 3(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means F5 Networks, Inc., a Washington corporation.

(j) “Consultant” means any person, including an advisor, (i) who is engaged by the Company or an Affiliate to render services other than as an Employee or as a Director or (ii) who is a member of the Board of Directors of an Affiliate.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 14(b), the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l) “Covered Employee” means the chief executive officer and the three (3) other highest compensated officers of the Company (other than the chief executive officer and chief financial officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Subject to the Applicable Laws, the determination of whether an individual (including a leased and temporary employees) is an Employee hereunder shall be made by the Board (or its Committee), in its sole discretion. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or such other exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination, as reported in such source or sources as the Board deems reliable, or

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(r) “Independent Director” means a Director who qualifies as an “independent” director under applicable Nasdaq rules (or the rules of any exchange on which the Common Stock is then listed or approved for listing).

(s) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)) and does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a nonstatutory stock option (meaning, an option not intended to qualify as an incentive stock option under Code Section 422) granted pursuant to the Plan.

(v) “Outside Director” means a Director of the Company who either (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(x) “Plan” means this F5 Networks, Inc. 2014 Incentive Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.

(bb) “Stock Appreciation Right” means a right granted under Section 8 to receive the excess of the Fair Market Value of a specified number of Shares over the grant price.

(cc) “Stock Award” means an Award of Shares granted under Section 7 below, the rights of ownership of which may or may not be subject to restrictions prescribed by the Committee.

(dd) “Stock Unit” means an Award giving the right to receive Shares granted under Section 7 below.

(ee) “Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee or an administrator, as provided in subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions, terms and conditions of each Award granted (which need not be identical as among Participants or as among types of Awards), including, without limitation: the time or times when a person shall be permitted to receive Shares or dollars pursuant to an Award, the number of Shares (if any) or dollars (if any) with respect to which an Award shall be granted to each such person, the exercise or purchase price (if any) of an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any other restriction (including forfeiture restriction), limitation or term of any Award, based in each case on such factors as the Board, in its sole discretion, shall determine; provided, however, that such provisions, terms and conditions are not inconsistent with the terms of the Plan.

(ii) In order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(iii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan or an Award as provided in Section 16.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, and/or solely of two or more Independent Directors under applicable Nasdaq (or other exchange) rules. The Board or the Committee may further delegate its authority and responsibilities under the Plan to an Officer. However, if administration is delegated to an Officer, such Officer may grant Awards only within guidelines established by the Board or the Committee, and only the Board or the Committee may make an Award to an Officer or Director. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, or an Officer to whom authority has been delegated), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, and unless otherwise specified by the Board shall retain any authority granted to a committee or individual hereunder unto itself.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 15 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Awards, shall not exceed in the aggregate Eighteen Million Seven Hundred Thirty Thousand (18,730,000) Shares of Common Stock. Substitute Awards may be granted under the Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under the Plan.

(b) Section 162(m) Limitation on Share Numbers. No Employee shall be eligible to be granted Awards covering more than Two Million (2,000,000) Shares during any fiscal year of the Company.

(c) Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or settled in full, the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan. Further, if any previously-issued Shares are forfeited under the terms and conditions of the Award, then any Shares so forfeited shall revert to and again become available for issuance under the Plan. The provisions of this Section 4(c) are qualified by Section 4(a) such that the total number of Shares issued and outstanding under the Plan at any time may not exceed the number set forth in Section 4(a) (as adjusted under Section 15).

(d) Source of Shares. The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

5. ELIGIBILITY.

Awards may be granted to Employees, Directors and Consultants.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Option. The exercise price of each Option shall be at least equal to the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted as a Substitute Award with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, check or wire transfer at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or subsequently by (1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (2) if, as of the date of exercise of an Option the Company then is permitting Employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing methods. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(d) Transferability of an Option. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(e) Vesting. The total number of Shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Option

Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date. Following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability), if the Participant would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or violate any prohibition on trading on the basis of possession of material nonpublic information involving the Company and its business, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such requirements.

(h) Disability of Participant. In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Participant. In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Option Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Exercise Generally. Options shall be considered exercised when the Company (or its authorized agent) receives (i) written or electronic notice from the person entitled to exercise the Option of intent to exercise a specific number of Shares, (ii) full payment or appropriate provision for payment in a form and method acceptable to the Board or Committee, for the Shares being exercised, and (iii) if applicable, payment or appropriate provision for payment of any withholding taxes due on exercise. An Option may not be exercised for a fraction of a Share. The Option may, at the discretion of the Board or Committee, include a provision whereby the Participant may elect to exercise the Option as to Shares that are not yet vested. Unvested Shares exercised in such manner may be subject to a Company repurchase right under Section 14(h) or such other restrictions or conditions as the Board or Committee may determine.

(k) Administrator Discretion. Notwithstanding the provisions of this Section 6, the Board or the Committee shall have complete discretion exercisable at any time to (i) extend the period of time for which an Option is to remain exercisable, following the Participant’s termination of Continuous Service, but in no event beyond the expiration date for the Option, and (ii) permit the Option to be exercised, during the applicable post-termination exercise period, not only with respect to the number of Shares that were vested on the date of termination, but also with respect to additional Shares on such terms and conditions as the Board or Committee may determine.

7. PROVISIONS OF STOCK AWARDS AND STOCK UNITS.

Each Award Agreement reflecting the issuance of a Stock Award or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Award or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b) Vesting; Restrictions. Shares of Common Stock awarded under the Award Agreement reflecting a Stock Award or Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

(c) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability. Rights to acquire Shares of Common Stock under a Stock Award or Stock Unit agreement shall not be transferable except by will or by the laws of descent and distribution, and Shares of Common Stock issued upon vesting of a Stock Award or Stock Unit shall be issuable during the lifetime of the Participant only to the Participant.

8. STOCK APPRECIATION RIGHTS.

Each Award Agreement reflecting the issuance of a Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Grant Price. A Stock Appreciation Right may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem Stock Appreciation Right shall be equal to the exercise price of the related Option. The grant price of a freestanding Stock Appreciation Right shall be established in accordance with procedures for Options set forth in Section 7.

(b) Term. A Stock Appreciation Right may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement evidencing the Stock Appreciation Right, the maximum term of a freestanding Stock Appreciation Right shall be ten years, and in the case of a tandem Stock Appreciation Right, (a) the term shall not exceed the term of the related Option and (b) the tandem Stock Appreciation Right may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem Stock Appreciation Right may be exercised only with respect to the shares for which its related Option is then exercisable.

(c) Payment. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the Stock Appreciation Right by (b) the number of shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an Stock Appreciation Right may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9. PERFORMANCE AWARDS.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 11, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 11, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10. OTHER STOCK OR CASH-BASED AWARDS.

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in Shares under the Plan.

11. CODE SECTION 162(m) PROVISIONS.

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 11 is applicable to such Award.

(a) Performance Criteria. If an Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually, cumulatively over a period of years, or other period as determined by the Committee, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances: revenue; earnings before all or any of interest expense, taxes, depreciation and amortization; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; net worth; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); sales (net, gross or growth measured by product line, territory, customers or other category); market share; operating margins; profits; profit margins; peer group performance; return on equity; stock price appreciation; total shareholder return; industry indices; costs; cost control; capital expenditures; strategic initiatives; market share; net income; achievement of balance sheet or income statement objectives; or customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; or profitability of an identifiable business unit or product (together, the “Performance Criteria”).

The Committee, to the extent consistent with “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees and to the extent deemed appropriate by the Committee, they shall be prescribed in a form intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(b) Adjustment of Awards. Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(c) Limitations. Subject to adjustment from time to time as provided in Section 15, no Covered Employee may be granted Awards other than Performance Units subject to this Section 11 in any fiscal year period with respect to more than 2,000,000 Shares for such Awards, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 11 granted to any Covered Employee in any one fiscal year is $5,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate including to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Awards.

(b) Securities Law Compliance. If the Company does not obtain from any regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

13. USE OF PROCEEDS FROM STOCK; UNFUNDED PLAN.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards hereunder, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any asset which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor any party authorized to administer the Plan be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor any party authorized to administer the Plan shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

14. GENERAL.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, become exercisable or be settled in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first vest, be exercised or be settled.

(b) Leave of Absence. The Board (or any other party to whom such authority has been delegated) shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence consistent with law.

(c) Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to Shares underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Stock Awards or Stock Units. Furthermore, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(d) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(e) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or any Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g) Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award; (iii) authorizing the Company to withhold amounts from amounts otherwise deliverable to the Participant as a result of Awards; or (iv) delivering to the Company owned and unencumbered Shares.

(h) Stock Unit Repurchase Limitation. The terms of any repurchase option for a Stock Unit or Share shall be specified in the Award and may be at the Fair Market Value of the stock subject to the Award at the time of repurchase, at the original price or on such terms and conditions as the Board may determine (and as shall be reflected in the Award Agreement); provided however that this Section 14(h) shall in no way limit the Company’s ability to adjust any Award as provided under Section 15 below.

(i) No Repricing. In no event shall the Committee have the right, without shareholder approval, to (i) lower the price of an Option or Stock Appreciation Right after it is granted, except in connection with adjustments provided in Section 15; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option or Stock Appreciation Right at a time when its exercise or grant price exceeds the fair market value of the underlying Share, in exchange for cash or another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section 14(i) shall in no way limit the Company’s ability to adjust Awards as provided under Section 15 below.

(j) Interpretation of Plan and Awards. In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. All questions arising under the Plan or under any Award shall be decided by the Board or the Committee in its or their total and absolute discretion and such decisions shall be final and binding on all parties.

(k) Electronic Communication. Any document required to be delivered under the Plan, including under the Applicable Laws, may be delivered in writing or electronically. Signature may also be electronic if permitted by the Board or the Committee, and if permitted by Applicable Law.

(l) Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

(m) Participants in Non-US Jurisdictions. Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Directors who are not U.S. citizens on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States in which the Company or any Affiliate may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.

(n) Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

15. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 4(b) or 11(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control — Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger or Acquisition of Stock.

(i) In the event of (1) a sale of substantially all of the assets of the Company, or (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including with respect to an Award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 15(c) for those outstanding under the Plan).

(ii) For purposes of subsection 15(c) an Award shall be deemed assumed if, following the change in control, the Award confers the right to purchase in accordance with its terms and conditions, for each share of Common Stock subject to the Award immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Common Stock on the effective date of the change in control was entitled.

(iii) Subject to the provisions of any Award Agreement, in the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose Continuous Service has not terminated, the vesting of 50% of such Awards (and, if applicable, the time during which such Awards may be exercised or settled) shall be accelerated in full, and the Awards shall terminate if not exercised or settled (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

(iv) The Board shall at all times have the authority, in its sole discretion, to provide for additional or different vesting, exercisability, settlement or forfeiture conditions with respect to Awards than that reflected in this Section 15(c), provided that its determinations in this regard shall be reflected in the Award Agreement (including in amendments thereto) issued to the affected Participant.

16. AMENDMENT OF THE PLAN AND AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 15 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code or any other Applicable Law.

(d) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

17. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 12, 2024. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

18. EFFECTIVE DATE OF PLAN.

The Plan was originally adopted by the Board on December 31, 2004 and originally approved by shareholders on February 24, 2005 and subsequently amended by the Board of Directors on January 8, 2007, January 23, 2007, August 5, 2007 and January 7, 2009. The Board of Directors approved amendments and restatements of the Plan on January 3, 2014 and January 5, 2015 which were subsequently approved by shareholders on March 13, 2014 and March 12, 2015, respectively. This amendment and restatement of the Plan has been approved by the Board on January 20, 2017, but it will only become effective when it is approved by the Company’s shareholders at the annual meeting of the Company’s shareholders on March 9, 2017 or any adjournment thereof (the “2017 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2017 Annual Meeting in accordance with the laws of the State of Washington and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern.

19. COMPLIANCE WITH LAWS AND REGULATIONS.

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A and be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

20. GOVERNING LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Washington, without regard to such states conflict of laws rules. Participants irrevocably consent to the jurisdiction and venue of the state and federal courts located in the State of Washington.

Directions to the Annual Meeting of Shareholders of F5 Networks, Inc.

351 Elliott Avenue West

Seattle, Washington 98119

(206) 272-5555

From Interstate 5 North and South:

•	Exit at Mercer Street.

•	Continue onto Mercer Street for approximately 1.3 miles.

•	Turn left onto 4th Ave. W.

•	Turn right onto W. Harrison Street. Proceed straight to the underground parking garage.

From State Route 99 (Aurora Avenue) Southbound:

•	Exit 99 at Denny Way; take a right at the top of the ramp.

•	Follow Denny Way for approximately 1.5 miles; as you go down the hill, Denny Way will veer right and connect with Elliott Avenue West. Continue about two blocks and turn left on W. Harrison Street. Proceed to the underground parking garage.

From State Route 99 (Aurora Avenue) Northbound:

•	Follow 99 across waterfront area; exit at Western Avenue.

•	Continue up Western Avenue which will run into Elliott Avenue West at Denny Way.

•	Proceed straight through the intersection at Denny Way and on to Elliott Avenue West. Continue about two blocks and turn left on W. Harrison Street. Proceed to the underground parking garage.

Parking — 351 and 401 Elliott Avenue West, Seattle, WA 98119:

Parking will be provided at the 351 and 401 Elliott Avenue West entrance located at W. Harrison Street. To get to the parking garage follow the driving directions above to W. Harrison Street. Proceed through the turnaround and park in the underground garage. Follow the garage signs to the 351 Elliott Ave. West building elevator. Take the elevator up to the first floor to the conference room. Bring your parking ticket for validation.

F5 NETWORKS, INC. 351 ELLIOTT AVENUE WEST SEATTLE, WA 98119

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nine Director Nominees:
1.	Election of Directors
	Nominees	For	Against	Abstain
1a.	A. Gary Ames	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2., 3. and 4.			For	Against	Abstain
1b.	Sandra E. Bergeron	☐	☐	☐	2.	Approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated.		☐	☐	☐
1c. 1d.	Deborah L. Bevier Jonathan C. Chadwick	☐ ☐	☐ ☐	☐ ☐	3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.		☐	☐	☐
1e.	Michael L. Dreyer	☐	☐	☐	4.	Advisory vote to approve the compensation of our named executive officers.		☐	☐	☐
1f.	Alan J. Higginson	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
1g. 1h.	Peter S. Klein John McAdam	☐ ☐	☐ ☐	☐ ☐	5.	Advisory vote on the frequency of the advisory vote on approval of compensation of our named executive officers.	☐	☐	☐	☐
1i.	Stephen M. Smith	☐	☐	☐

NOTE: This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 and ONE YEAR for PROPOSAL 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report/10K are available at www.proxyvote.com

F5 NETWORKS, INC. FISCAL YEAR 2016 ANNUAL MEETING OF SHAREHOLDERS March 9, 2017

The undersigned hereby appoints John McAdam and Scot F. Rogers (collectively, the “proxies”), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year 2016, to be held on March 9, 2017 at 11:00 a.m., Pacific Time, at F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND ONE YEAR FOR PROPOSAL 5.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO BE SIGNED ON REVERSE SIDE